As filed with the Securities and Exchange Commission on November 6, 2003
                        Registration No. _____________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             SKYPATH NETWORKS, INC.
          (Exact name of Small Business Issuer as specified in charter)

      Delaware                            (7389)                  26-00263658
(State or Other Jurisdiction     (Primary Standard              (I.R.S. Employer
of Incorporation or              Industrial Classification      Identification
Organization)                    Code Number                    Number)

                     300 Metro Center Boulevard, Suite 150A
                           Warwick, RI (401) 921-1200
                               Fax (401) 921-0700
          (Address and telephone number of principal executive office)

                                 David R. Paolo
                     300 Metro Center Boulevard, Suite 150A
                                Warwick, RI 02886
                                 (401) 921-1200

                (Name, address and telephone number of agent for
                            service) with copies to:

                             A.O. Headman, Jr., Esq.
                            Cohne, Rappaport & Segal
                         525 East 100 South Fifth Floor
                                 (801) 532-2666
                           Salt Lake City, Utah 84102

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
                                        Maximum      Maximum
Title of Each                Amount     Offering     Aggregate     Amount of
Class of Securities          Being      Price Per    Offering      Registration
Being Registered             Registered Unit         Price         Fee
---------------------------- ---------- ------------ ------------- ------------
Common Stock, $.001 par
value (1)                    2,000,000     $1.00      $2,000,000     $161.80
---------------------------- ---------- ------------ ------------- ------------
Common Stock, $.001par
value (2)                      900,000     $1.00      $  900,000     $ 78.00
---------------------------- ---------- ------------ ------------- ------------
Common Stock, $.001 par
value (3)                      220,000     $ .50      $  110,000     $  9.00
---------------------------- ---------- ------------ ------------- ------------
Total                        2,950,000                $3,060,000     $248.80
============================ ========== ============ ============= ============


(1) Represents the shares offered by Skypath Networks, Inc. pursuant to this Registration Statement. The gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) These shares are issuable upon the exercise of outstanding warrants and are registered on behalf of selling shareholders. The exercise price of the warrants is $.50 per share. the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2003
                             PRELIMINARY PROSPECTUS

                        Up to 2,000,000 Shares Offered by

                             SKYPATH NETWORKS, INC.
                                       and
               1,120,000 Shares offered by Selling Shareholders

      This is our initial public offering. We are offering, on a "best efforts" basis, a minimum of 500,000 shares and a maximum of 2,000,000 shares of our common stock during the offering period. We are also registering for our selling shareholders a total of 1,120,000 shares of common stock. We will not receive any of the proceeds from the sale of our common stock by selling shareholders. The selling shareholders include David R. Paolo and Arthur Claudio, who are officers and/or directors of the company and each of whom may be deemed to be a statutory underwriter as to the shares of common stock he is offering. The concurrent offering of 1,120,000 shares of our common stock by the selling shareholders is separate from our offering of up to 2,000,000 shares. Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is presently no market for our securities. The selling shareholders who are not affiliates of Skypath Networks will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of Skypath Networks and will, during this offering, offer the shares at $1.00 per share.

WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN SKYPATH NETWORKS, INC. AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
________________________________________________________________________________
                                    Price to    Underwriting      Proceeds
                                     Public    Commission (1)     to Company
--------------------------------------------------------------------------------
Per Share                          $     1.00     $.10            $.90
Total Minimum  500,000 Shares (2)  $  500,000     $ 50,000        $  450,000
Total Maximum 2,000,000 Shares     $2,000,000     $200,000        $1,800,000
________________________________________________________________________________
                                  Underwriter:
                              ACAP Financial, Inc.

(1) In addition, we will issue ACAP, Inc. 1 share of common stock for every 20 shares sold in the offering. (See "Plan of Distribution.")

(2) The entire amount of the proceeds received under this offering will be promptly deposited (by noon of the next business day after receipt) in an escrow account with Irwin Union Bank, Salt Lake City, Utah The minimum escrow amount of $500,000 must be deposited into escrow within 6 months from the effective date of this Prospectus. In the event that less than $500,000 is deposited into the escrow account within the offering period, all proceeds received will be promptly refunded to purchasers without any deduction for commissions or other expenses and without interest thereon.

             THE DATE OF THIS PROSPECTUS IS ______________, 2003

                               PROSPECTUS SUMMARY

This section summarizes what we believe are the material aspects of our offering. We encourage you to read this Prospectus in its entirety before making an investment decision. References in this Prospectus to "Skypath Networks,", "Skypath" "we," "us," and "our" refer to Skypath Networks, Inc.

Our Business

      We are a provider of various wireless and mobile solution products and services designed to connect employees to the internal computer networks of their employer's corporate headquarters. We are a Mobile Virtual Network Operator ("MVNO"). In general, a MVNO is a mobile operator that does not own its own radio spectrum and does not have its own network infrastructures but instead has business relationships with traditional mobile operators and other communication providers. We purchase services and products from other suppliers for resale to our customers. As opposed to telecommunications companies that own and operate physical networks, we provide our services through a virtual network.

      We are a development stage company, we have generated limited revenues and we are attempting to fulfill our business plan. In order to fulfill our business plan, we need to obtain additional capital.

      Our customers use our network and applications for e-mail messaging and enterprise data communications services, thereby enabling businesses, mobile workers and consumers to transfer electronic information and messages and access corporate databases and the Internet. Our network is designed to offer an array of wireless data services.

      Our virtual network is enabled by software and our relationships with a variety telecommunications carriers, internet service providers and other network service providers. We pay network service providers for access, but do not incur the costs associated with building and maintaining physical networks. The software we use is designed to provide enterprises with a high level of security, the ability to affect and control policy management and centralized billing and detailed reporting.

      We provide our services over wired networks as well as wireless networks. We market and sell our services through our own sales personnel as well as through a number of third parties ("channel partners"), which consist of network service providers, systems integrators and value-added resellers. We offer total integrated mobile communications solutions to our customers as well as individual components of mobile communications services. Our services include device-to-device messaging, wireless e-mail, enhanced paging, high speed Internet, data center services, network design and deployment services and other services. We offer our customers significant development and management of their mobile communications needs.

       Enterprises have achieved significant advances in productivity over the last decade by connecting employees to internal networks, and by broadly deploying network-based applications such as e-mail. While these developments

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

have increased productivity for employees in their offices, it is becoming increasingly important for enterprises to make these applications available to employees working outside of the office as well. According to estimates by International Data Corporation, or IDC, a market research firm, the number of U.S. mobile workers will increase from approximately 92 million in 2002 to approximately 105 million in 2006, growing at almost twice the rate of the U.S. worker population in general. As a result, many enterprises today are seeking secure and cost-effective ways to provide mobile workers with access to critical corporate resources, such as internal applications and databases, in order to further increase productivity and to enhance their competitive position.

      Our objective is to become a leading provider of secure enterprise connectivity services. To achieve this objective, we intend to:

       o     expand our customer base;
       o     increase penetration within our existing customer base; and
       o     increase the services and products we offer.

      Our business is subject to numerous risks, which are highlighted in the section entitled "Risk Factors" immediately following this prospectus summary. In particular, we have incurred significant operating losses in the past and may incur significant operating losses in the future. We had a cumulative loss of approximately $72,000 from our inception through June 30, 2003.

Skypath Networks Enterprise Solutions

      We have relationships with software developers, business solutions companies and consultants to integrate information technology with wireless technology to expand corporate customers' enterprise applications using wireless data technology. Our enterprise solutions include:

       o Various Devices - Including Personal Digital Assistants, RIM's, Cell Phones, Pagers and Laptops.

       o Any Network - Skypath's custom solutions offers multiple networks with multiple device types on the same account and on the same bill.

       o Widespread Applications - Skypath integrates 3rd party applications such as Mobile Office Technologies (attachment reading, browsing, etc.), Mobile Groupware Solutions (Exchange, Lotus Notes, Groupwise), Mobile Vertical Applications, or Mobile Enterprise Development Platforms (Middleware).

       o Skypath's solutions allow professionals in the field to access corporate databases, systems, Intranets and e-mail via Skypath's wireless data network, as well as offer "wireless forms" such as dispatch, asset tracking, help desk, field service automation and sales force automation resident on a wireless data handheld device.

       o Novell(R)GroupWise(R) Solutions - Novell has entered into arrangements with a number of solution providers that have wireless solutions that allow a user to extend GroupWise access to a RIM Wireless Handheld device. Each of the available wireless solutions operates on Skypath's Network. One such solution is Skypath's SkypathMail wireless email service. Skypath's SkypathMail solution for GroupWise support (i) a secure wireless email solution for GroupWise environment; (ii) has the same address as the user's GroupWise mailbox; (iii) messages look like they are coming from the user's desktop; (iv) new email is automatically pushed to the wireless handheld.

       o Skypath's AutoCourier is a mobile office solution that enables users to actually use an existing mobile phone with the user's existing mobile service provider to access email, calendar, contacts and more.

       o Skypath Legal Mobility Server (LM Server) - Skypath Legal Mobility Server provides attorneys with an easy way to manage their workload from any mobile device while away from the office. By serving as a mobile gateway to many of the top vendors' legal applications, Skypath enables attorneys to securely; (i) access documents on the network and other system; (ii) access email attachments; (iii) input and submit time to time entry and accounting applications; (iv) view real-time cash receipts, billable hours and accounts receivable; and (v) summarize, fax, email, or remotely print documents and attachments.

       o Two-way mobile Internet services, including our Skypath wireless e-mail service and BlackBerry (TM) by Motient wireless e-mail, that provide users integrated wireless access to a broad range of corporate and Internet e-mail and Internet-based information.

       o Telemetry systems that connect remote equipment, such as wireless point-of-sales terminals, with a central monitoring facility.

       o Mobile date and fleet management systems used by large filed service organizations.

Corporate Information

      Skypath was incorporated under the laws of the State of Delaware in September 2001 and commenced active operations in October 1, 2002. Our executive offices are located at 300 Metro Center Boulevard, Suite 150A, Warwick, Rhode Island 02886, and our telephone number is (401)-921-1200.

The Offering of Shares by Skypath Networks

      This Prospectus relates to an offering by us of up to 2,000,000 shares of common stock at $1.00 per share. We are offering, on a "best efforts" basis,

500,000 shares minimum and 2,000,000 shares maximum during the offering period. All funds will be held in escrow in an account with Irwin Union Bank, Salt Lake City, Utah, until at least 500,000 shares are sold. If 500,000 shares are sold within the "offering period" (which is six months from the effective date of this prospectus), there will be initial closing of the sale of shares under this prospectus and the funds will be delivered to us by the escrow agent. If we do not sell at least 500,000 shares within the offering period, all funds placed in the escrow account will be promptly returned to investors, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this prospectus until the offering period ends.

      We have entered into an underwriting agreement with ACAP Financial, Inc. which will use its best efforts to sell the 2,000,000 shares we are offering. We have agreed to pay ACAP Financial an underwriting commission of 10% if at least 500,000 shares are sold in the offering. If at least 500,000 shares are sold by ACAP Financial, we will also pay an expense allowance to ACAP of up to $10,000. If at least 500,000 shares are sold by ACAP Financial, we will also issue ACAP Financial 1 share of our common stock for each 20 shares sold in this offering.

Selling Shareholders

      This prospectus also relates to the possible resale of up to 1,120,000 shares of our common stock by selling shareholders. One of the selling shareholders is David R. Paolo, our chief executive officer. Mr. Paolo has indicated that he intends to transfer to a charitable trust all 500,000 of his shares which are registered pursuant to the registration statement of which this prospectus is a part. Another selling shareholder is Arthur Claudio, a director of the company. We are registering 100,000 shares owned by Mr. Claudio. The selling shareholders include warrant holders who, upon the exercise of their warrants, will be issued a total of 220,000 shares of our common stock at $.50 per share. The selling shareholders are not required to sell their shares of our common stock and sales of our common stock are entirely at the discretion of the selling shareholders. The selling shareholders may sell their shares either on the open market at market prices in ordinary broker transactions or in negotiated transactions, and they may pay broker commissions in connection with such transactions. Non- affiliate selling shareholders will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices, and they may pay broker commissions in connection with such transactions. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission. We will not receive any of the proceeds of sale of our common stock by the selling shareholders. We will not receive any proceeds from the sale of our stock by selling shareholders who sell our common stock. We will not pay any broker commissions in connection with sale of our common stock by selling shareholders.

Common Stock

      Common stock outstanding                      7,260,912 shares
      Common stock offered by Skypath Networks      2,000,000 shares

      Common stock Offered by Selling Stockholders  1,120,000 shares *

Use of Proceeds

      We will have net offering proceeds of approximately $1,708,000, if all 2,000,000 shares are sold and $358,000 if only 500,000 shares are sold. We intend to use the net offering proceeds for (1) sales and marketing; (2) research and development; (3) acquisitions; (4) repayment of debt; and (5) an increase of our working capital. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. (See "Use of Proceeds."). The selling shareholders who are warrant holders will, if they exercise their warrants, pay us $.50 per share for each warrant share purchased.

                          SUMMARY FINANCIAL INFORMATION

      The following table shows selected summarized financial data for Skypath Networks at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes included in this Prospectus beginning on page F-1.

Statement of Operations Data:

                                                             Period             Period
                           Three Month     Six Month      From Inception    From Inception,
                           Period Ended   Period Ended    Oct. 1, 2002 to   Oct. 1, 2002 to
                           June 30, 2003  June 30, 2003  December 31, 2002   June 30, 2003
                           -------------  -------------  -----------------  ---------------
Revenue  . . . . . . . . .  $    61,999    $ 109,244       $   59,810          $ 169,054
Cost of Sales  . . . . . .       50,555      101,142           52,640            153,782
Gross Profit . . . . . . .       11,444        8,102            7,170             15,272
Expenses . . . . . . . . .       37,008       61,110           26,494             87,604
Net (Loss) . . . . . . . .      (25,564)     (53,008)         (19,324)           (72,332)
Basic (Loss) per Share . .        (0.01)       (0.01)           (0.01)             (0.01)

                                                Actual as of       Actual as of
                                                  12/31/02           6/30/03
                                                ------------       ------------
Balance Sheet Date:
Total Current Assets . . . . . . . . . . . . .  $    91,525          $ 66,823
Total Assets . . . . . . . . . . . . . . . . .      146,071           117,667
Total Current Liabilities  . . . . . . . . . .      106,395            85,801
Total Liabilities  . . . . . . . . . . . . . .      106,395            85,801
Working Capital  . . . . . . . . . . . . . . .      (14,870)          (18,978)
Shareholders' Equity (Deficit) . . . . . . . .       39,676            31,866

                                  RISK FACTORS

The shares offered in this Prospectus are speculative and involve a very high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this Prospectus, including the following risk factors.

Risks Related to the Business

      We have incurred significant operating losses in the past and expect to incur operating losses in the future, which could result in a curtailment of operations unless we can raise substantial capital from this offering or other sources. We experienced significant operating losses in each quarter from our inception on October 1, 2002 through the second quarter of 2003. We expect to continue experiencing losses through at least June 2004. Because we expect to continue to incur significant sales and marketing and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed. Our auditor's report dated October 20, 2003 on our financial statements for the year ended December 31, 2002 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. Although we raised additional capital subsequent to December 31, 2002 from the sale of our common stock in a private placement and from the sale of debt instruments, we continue to be undercapitalized because of our continued losses from operations.

      If revenues do not meet the levels we anticipate, if our network service providers increase the rates we pay to access their networks, or if our expenses otherwise exceed our expectations, we may incur substantial operating losses in the future. There can be no assurance that we will ever operate at a profit. Even after we begin to generate cash in excess of our operating expenses, we expect to require additional funds to meet remaining anticipated expenses. We anticipate that our funding requirements through June 2004 should be met through a combination of various sources, including: (1) cash on hand, (2) net cash flow from operations, (3) proceeds from debt offerings, and/or (4) proceeds realized through the sale of our securities. There can be no assurance that the foregoing sources of liquidity will provide sufficient funds in the amounts or at the time that funding is required by us. In addition, if our ability to realize such liquidity from any such source is delayed or the proceeds from any such source are insufficient to meet our expenditure requirements as they arise, we will seek additional equity or debt financing, although it is unlikely under current conditions that such additional financing will be available on reasonable terms, if at all. We may not be able to meet our operating expenses, working capital and other capital expenditures.

      Failure to raise necessary capital could restrict our ability to develop our operations and Services. We will need significant capital to finance the maintenance and growth of our operations and subscriber base to expand into new markets. Our capital resources may not be sufficient to permit us to fund our planned launch of new products and services or achieve operating profitability. Failure to generate or raise sufficient funds may require us to delay or abandon some of our expenditures, which could harm our business and competitive position. We may meet additional capital needs by issuing debt or equity securities or borrowing funds from one or more lenders. We may not have timely access to additional financing sources on acceptable terms. If we do not, we may not be able to expand our operations, network and services as we intend.

      If our security measures are breached and unauthorized access is obtained to a customer's internal network, our virtual network may be perceived as not being secure and enterprises may curtail or stop using our services. It is imperative for our customers that access to their critical data is secure. A key component of our ability to attract and retain customers is the security measures that we have engineered into our operations for the authentication of the end user's credentials. These measures are designed to protect against unauthorized access to our customers' networks. Because techniques used to obtain unauthorized access or to sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures against unauthorized access or sabotage. If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to our services, the market perception of the effectiveness of our security measures could be harmed. To date, we have not experienced any significant security breaches to our network.

      We face strong competition in our market, which could make it difficult for us to succeed. We compete with facilities-based carriers as well as with other non-facilities-based network operators. Some of our competitors have substantially greater resources, larger customer bases, longer operating histories or greater name recognition than we have. In addition, we face the following challenges from our competitors:

            Many of our competitors can compete on price. Because many of our facilities-based competitors own and operate physical networks, there is very little incremental cost for them to provide additional telephone or Internet connections. As a result, they can offer remote access services at little additional cost, and may be willing to discount or subsidize remote access services to capture other sources of revenue. In contrast, we purchase network access from facilities-based network service providers. As a result, large carriers may sell their remote access services at a lower price. In addition, new non-facilities-based carriers may enter our market and compete on price. In either case, we may lose business or be forced to lower our prices to compete, which could reduce our revenues.

            Many of our competitors offer additional services that we do not, which enables them to compete favorably against us. Some of our competitors provide services that we do not, such as local exchange and long distance services, voicemail and digital subscriber line, or DSL, services. Potential customers that desire these services may choose to obtain remote access services from our competitors that provides these additional services.

             Our potential customers may have other business relationships with our competitors and consider those relationships when deciding between our services and those of our competitors. Many of our competitors are large facilities-based carriers that purchase substantial amounts of products and services, or provide other services or goods unrelated to remote access services. As a result, if a potential customer is also a supplier to one of our large competitors, or purchases unrelated services or goods from our competitors, the potential customer may be motivated to purchase its remote access services from our competitors in order to maintain or enhance its business relationship with any such competitor.

      Our customers require a high degree of reliability in our services, and if we cannot meet their expectations, demand for our services will decline. Any failure to provide reliable network access, uninterrupted operation of our network and software infrastructure, or a satisfactory experience for our customers and their mobile workers, whether or not caused by our own failure, could reduce demand for our services.

      If enterprise connectivity demand does not continue to expand, we may experience a shortfall in revenues or earnings or otherwise fail to meet public market expectations. The growth of our business is dependent, in part, upon the increased use of mobile communications services and our ability to capture a higher proportion of this market. If the demand for mobile communications services does not continue to grow, then we may not be able to grow our business, maintain profitability or meet public market expectations. Increased usage of mobile communications services depends on numerous factors, including:

      o the willingness of enterprises to make additional information technology expenditures;

      o the availability of security products necessary to ensure data privacy over the public networks;

      o the quality, cost and functionality of these services and competing services;

      o the increased adoption of wired and wireless broadband access methods; and/or

      o     the proliferation of electronic devices and related applications.

      If we fail to address evolving standards and technological changes in the mobile communications services industry, our business could be harmed. The market for mobile communications services is characterized by evolving industry standards and specifications and rapid technological change, including new access methods, devices, applications and operating systems. In developing and introducing our services, we have made, and will continue to make, assumptions with respect to which features, security standards, performance criteria, access methods, devices, applications and operating systems which will be required or desired by enterprises and their mobile workers. If we implement technological changes or specifications that are different from those required or desired, or if we are unable to successfully integrate required or desired technological changes or specifications into our services, market acceptance of our services may be significantly reduced or delayed and our business could be harmed.

      If we are unable to meet the challenges posed by broadband access, our ability to grow our business will be impaired. We have generated most of our revenues to date from the sale of mobile communications services using narrowband technologies such as modem dial-up. In some countries, including the

United States, the use of narrowband as a primary means of enterprise connectivity is expected to decline over time as broadband access technologies, such as cable modem, DSL, and Wi-Fi, become more broadly used. Although we have not generated substantial revenues from broadband access, the growth of our business may depend upon our ability to expand the broadband elements of our virtual network. Such an expansion may not result in revenues to us.

      The telecommunications industry has recently experienced a dramatic decline, which may cause consolidation among network service providers and impair our ability to provide reliable, redundant service coverage and negotiate favorable network access terms. The telecommunications industry has recently experienced dramatic technological change and increased competition that have led to significant declines in network access pricing. In addition, the revenues of network service providers have declined as a result of the general economic slowdown. As a result, network service providers have experienced operating difficulties in the last several years, resulting in poor operating results and a number of these providers declaring bankruptcy. If these conditions continue, some of these service providers may consolidate or otherwise cease operations, which would reduce the number of network service providers from which we are able to obtain network access. To the extent this were to occur, while we would still be able to maintain operations and provide enterprise connectivity services with a small number of network service providers, we would potentially not be able to provide sufficient alternative access points in some geographic areas, which could diminish our ability to provide broad, reliable, redundant coverage. Further, our ability to negotiate favorable access rates from network service providers could be impaired, which could increase our network access expenses and harm our operating results.

      If our marketing agents do not successfully market our services to their customers or corporate end users, then our revenues and business may be adversely affected. We sell our services directly through our own sales force and indirectly through our marketing agents, which include network service providers, systems integrators and value added resellers. Our business depends on the efforts and success of these marketing agents in marketing our services to their customers. Our own ability to promote our services directly to their customers is often limited. Many of our marketing agents may offer services to their customers that may be similar to, or competitive with, our services. Therefore, these marketing agents may be reluctant to promote our services. If our marketing agents fail to market our services effectively, our ability to grow our revenue would be reduced and our business will be impaired.

      Our long sales cycle requires us to incur substantial sales costs and may not result in related revenues. Our business is characterized by a long sales cycle between the time a potential customer is contacted and a customer contract is signed. In addition, the recent downturn in the U.S. economy and the resulting reduction in corporate spending on Internet infrastructure have further lengthened the average sales cycle for our services. Furthermore, once a customer contract is signed, there is typically an extended period before the customer's end users actually begin to use our services, which is when we begin to realize revenues. As a result, we may invest a significant amount of time and effort in attempting to secure a customer which may not result in any revenues. Even if we enter into a contract, we will have incurred substantial sales-related expenses well before we recognize any related revenues. If the expenses associated with sales increase and/or, we are not successful in our sales efforts, and/or we are unable to generate associated offsetting revenues in a timely manner, our operating results will be harmed.

      We may engage in future acquisitions or investments that could dilute the ownership of our existing stockholders, cause us to incur significant expenses or harm our operating results. In the future we may acquire or invest in businesses, technologies or services, although we currently have no specific agreements or commitments with respect to any of these transactions. Integrating any newly acquired businesses, technologies or services may be expensive and time-consuming. To finance any acquisitions, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, would result in dilution to our stockholders. If we do complete an acquisition, we may be unable to operate any acquired businesses profitably or otherwise implement our strategy successfully. If we are unable to integrate any newly acquired entities or technologies effectively, our operating results could suffer. Future acquisitions by us could also result in large and immediate write-offs or assumption of debt and contingent liabilities, either of which could harm our operating results.

      If we are unable to effectively manage future expansion, our business may be adversely impacted. We have experienced, and in the future may experience, rapid growth in operations which has placed and could continue to place, a significant strain on our network operations, development of services, internal controls and other managerial, operating and financial resources. If we do not manage future expansion effectively, our business will be harmed. To effectively manage any future expansion, we will need to improve our operational and financial systems and managerial controls and procedures, which include the following:

      o managing our research and development efforts for new and evolving technologies;

      o expanding the capacity and performance of our network and software infrastructure;

      o developing our administrative, accounting and management information systems and controls; and

      o     effectively maintaining coordination among our various departments.

      If licenses to third party technologies do not continue to be available to us at a reasonable cost, or at all, our business and operations may be adversely affected. We license technologies from several software providers that are incorporated in our services. We anticipate that we will continue to license technology from third parties in the future. Licenses from third party technologies may not continue to be available to us at a reasonable cost, or at all. The loss of these technologies or other technologies that we license could have an adverse effect on our services and increase our costs or cause interruptions or delays in our services until substitute technologies, if available, are developed or identified, licensed and successfully integrated into our services.

Risks Related to Our Industry

      Financial, political or economic conditions could adversely affect our revenues. Our revenues and profitability depend on the overall demand for enterprise connectivity services. The general weakening of the global economy has led to decreased corporate spending for Internet infrastructure. In addition, if there are further acts of terrorism, such as occurred on September 11, 2001, if the United States becomes involved in a war or other hostilities, or if other future financial, political, economic and other uncertainties arise, this could lead to a reduction in travel, including by business travelers who are substantial users of our services.

      Government regulation of, and legal uncertainties regarding, the Internet could harm our business. Internet-based communication services generally are not subject to federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation, U.S. or foreign, pertaining to internet-based communication services, or changes to the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. There are an increasing number of laws and regulations pertaining to the internet. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the internet market, which could reduce demand for our services, increase our operating expenses or increase our litigation costs.

      Security concerns may delay the widespread adoption of the Internet for enterprise communications, which would reduce demand for our products and services. The secure transmission of confidential information over public networks is a significant barrier to further adoption of the internet as a business medium. The internet is a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on our network or the networks of others. Security and authentication concerns with respect to the transmission over the Internet of confidential information, such as corporate access passwords and the ability of hackers to penetrate online security systems, may reduce the demand for our services. Further, new access methods, devices, applications and operating systems have also introduced additional vulnerabilities which have been actively exploited by hackers. Any well-publicized compromises of confidential information may reduce demand for internet-based communications, including our services.

Risks Related to This Offering

      Concentration of ownership of our common stock may prevent new investors from influencing significant corporate decisions. Following this offering, our directors, entities affiliated with our directors, and our executive officers will beneficially own, in the aggregate, approximately 80% of our outstanding common stock. These stockholders as a group will be able to control our management and our affairs. Acting together, they could control most matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change of control of Skypath at a premium price if these stockholders oppose it. See the "Principal Stockholders" section for details regarding our stock ownership and how beneficial ownership is calculated.

      Anti-takeover provisions in our corporate documents may discourage or prevent a takeover. Provisions in our restated certificate of incorporation and bylaws may have the effect of delaying or preventing an acquisition or merger in which we are acquired or a transaction that changes our board of directors. These provisions:

      o authorize the board to issue preferred stock without stockholder approval;

      o     prohibit cumulative voting in the election of directors; and

      o     limit the persons who may call special meetings of stockholders.

      In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the outstanding voting stock, from consummating a merger or combination to which we are a party. These provisions could limit the price that investors might be willing to pay in the future for our common stock. See "Description of Capital Stock" for a further discussion of these provisions.

      A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that such sales could occur, could cause the market price of our common stock to decline. The number of shares of common stock available for sale in the public market is limited by restrictions under federal securities law. The shares of our common stock that are not being registered in the offering, but which were outstanding as of the effective date of this prospectus, will be eligible for sale into the public market under Rule 144 during the next year.

      For a further description of the eligibility of shares for sale into the public market following the offering, see the "Shares Eligible for Future Sale" section.

      If we sell only the minimum number of shares, we will need to raise additional capital in order to achieve our business plan. If we are unable to raise additional capital, our investors may suffer a total loss of investment. If we sell only the minimum number of shares offered, our net offering proceeds will be approximately $358,000. This amount will not allow us to achieve our business plan. We will be required to attempt to locate additional funding and there can be no assurance we will be able to obtain additional funding. If we are not able to obtain additional funding, we may not be able to continue in operation and our shareholders, including investors in this offering, could suffer a complete loss of their investment.

      There has been no prior public market for our common stock, and the price of our common stock may be volatile and could decline significantly. Prior to this offering, there has been no public market for our common stock and an active public market for these shares may not develop or be sustained after this offering. The initial public offering price for our common stock has been determined by negotiations between us and the underwriters and may not be representative of the price that will prevail in the open market. In addition, the stock market in general, and the market for technology-related stocks in particular, has recently experienced dramatic declines and fluctuations that have often been unrelated to the operating performance of companies. If market-based or industry-based volatility continues, the trading price of our common stock could decline significantly independent of our actual operating performance, and you could lose all or a substantial part of your investment. The market price of our common stock could fluctuate significantly as a result of several factors, including:

      o     actual or anticipated variations in our results of operations;

      o announcements of innovations, new services or significant price reductions by us or our competitors;

      o announcements by us or our competitors of significant contracts or acquisitions;

      o our failure to meet the performance estimates of investment research analysts;

      o     changes in financial estimates by investment research analysts; and

      o     general economic and market conditions.

      New investors in this offering will experience immediate and substantial dilution. The initial price to the public in this offering will be substantially higher than the net tangible book value per share of our common stock and the prices per share paid by all prior investors in our company. Assuming we sell all of the shares offered in this offering at the initial public offering price of $1.00 per share, our net tangible book value per share, based upon our June 30, 2003 unaudited financial statements, and assuming 7,880,912 shares were issued and outstanding, would be 1,739,866 or $.221 per share. This is significantly below the per share initial price to the public of $1.00. If we issue additional common stock in the future or outstanding options or warrants to purchase our common stock are exercised, there will be further dilution.

      We have broad discretion to use the offering proceeds, and our investment of these proceeds may not yield a favorable return. Our management will have considerable discretion in applying the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds of this offering may be used for corporate purposes that do not enhance our results of operations or do not yield a favorable return.

      You Cannot Withdraw Your Funds Once Invested and You Will Not Receive a Refund Unless We Fail to Sell the Minimum Offering Amount of $500,000 After the Full Offering Period of Up to Sixth Months From the Effective Date of the Prospectus. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us, only if the minimum number of Shares is sold, or for the purpose of refunding subscription payments to the subscribers, if the minimum number of shares is not sold. Therefore, once you have invested, you will not have the use or right to return of such funds during the escrow period, which may last as long as six months from the effective date of this Prospectus.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to assumed future events or our future estimated financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance and/or achievements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

                                 USE OF PROCEEDS

      Our net proceeds from this offering, after deducting the 10% sales commission and offering expenses estimated to be $92,000 will be from $358,000 to $1,708,000 depending upon the number of shares sold. The offering is being made on a best-efforts basis, and we do not know how many shares will be sold in the offering. The primary purposes of this offering are to obtain additional capital, create a public market for the common stock, and facilitate future access to public markets. In general, we intend to use the net proceeds from this offering to provide us with working capital and to fund marketing efforts including the development of our portal. We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders pursuant to this Prospectus.

      The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds in descending order, based upon our current business plan.

                                        Minimum      %       Maximum       %
                                        --------  --------  ----------  --------

Gross Proceeds of Public Offering       $500,000    100     $2,000,000    100
     Less:
      Underwriting Commissions (1)        50,000   10.00       200,000   10.00
      Other Costs of Issuance (2)         92,000   18.40        92,000    4.60
                                        --------  --------  ----------  --------

Net Proceeds to Company                  358,000   71.60     1,708,000   85.40
                                        --------  --------  ----------  --------

Acquisitions (3)                             -0-    0.00       500,000   25.00
Research and Development of Portal (4)   150,000   30.00       400,000   20.00
Sales and Marketing                       58,000   11.60       508,000   25.40
Repayment of Debt (5)                    100,000   20.00       164,000    8.20
Working Capital (6)                       50,000   10.00       136,000    6.80
                                        --------  --------  ----------  --------

TOTAL USE OF NET PROCEEDS               $358,000   71.60    $1,708,000   85.40

  (1) Subject to the sale of at least 500,000 shares, the underwriter will be paid an underwriter's commission of 10% of the gross offering proceeds. (See "Plan of Distribution.")

  (2) Including an expense allowance paid to the underwriter and attorney's fees, accountant's fees, registration and filing fees, costs of printing this prospectus and stock certificates, and registration and issuance of stock to public investors and other miscellaneous items.

  (3) Our business plan calls for us to expand not only through internally generated growth, but through acquisitions. We have not yet identified any potential acquisition target and there can be no assurance we will acquire any other company.

  (4) We have developed a web based management tool ("Skypath Portal") that will allow the mobility platform to be managed by our customers and will continue to enhance and add additional functionality.

  (5) We are indebted to our CEO David R. Paolo in the amount of $54,383. If the maximum number of shares offered is sold, we will likely repay this loan. We are also indebted to certain note holders and other creditors. If more than the minimum, but less than the maximum number of shares is sold, we may repay some, but not all, of such loans. If the maximum number of shares is sold, we will repay all of these loans with the offering proceeds.

  (6) We anticipate that we will use the remaining net proceeds for general corporate purposes, including working capital and capital expenditures, but we have not designated any specific uses.

      The amounts set forth merely indicate the general application of net proceeds of the offering. Actual expenditures relating to the development of our internet website may differ from the estimates depending on change orders and/or increased time charges from third parties. Pending these uses, we intend to invest the net proceeds in short-term interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We may also use a portion of the net proceeds to fund possible investments in, or acquisitions of, complementary businesses, products or technologies or establishing joint ventures. We have no current agreements or commitments with respect to any investment, acquisition or joint venture, and we currently are not engaged in negotiations with respect to any investment, acquisition or joint venture. Accordingly, our management will have broad discretion in applying the net proceeds of this offering.

                      DILUTION AND COMPARATIVE INFORMATION

      Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place. The book value of a share is equal to shareholder's equity, as shown on the balance sheet, divided by the number of shares outstanding. We currently have 7,260,912 shares of common stock issued and outstanding. As of June 30, 2003, the date of the most current financial statements, we had 5,680,912 shares issued and outstanding. The dilution calculations set forth below do not give effect to the issuance of 1,580,000 shares of our common stock for $282,000 of which $183,000 was paid in cash and $99,000 was paid in the form of promissory notes subsequent to June 30, 2003. The dilution table set forth below assumes there are 7,880,912 shares outstanding if all shares offered are sold (including 200,000 shares issued to the underwriter as compensation) and 6,230,912 shares are outstanding if only the minimum number of shares are sold (including 50,000 shares issued to the underwriter as compensation).

      The unaudited book value of the Company, as of June 30, 2003 was $31,866 or approximately $.006 per share for the 5,680,912 shares then issued and outstanding.

      The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value and the total number of shares issued after June 30, 2003, the sale of the minimum and maximum shares of common stock offered at the public offering price and the receipt of a minimum $500,000 and a maximum $2,000,000 gross proceeds from the offering. The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding.

                                                  Minimum        Maximum
                                                  Shares         Shares
                                                  Sold           Sold
                                                  -------        -------
Public offering price per share (1) (4)           $ 1.00         $ 1.00

      Net tangible book value per share
        before this offering (2) (4)              $ .006         $ .006

Increase per share attributable to
 new investors (3) (4)                            $ .057         $ .215

Adjusted net tangible book value per
 share after this offering (4)                    $ .063         $ .221

Dilution per share to new investors               $ .943         $ .785

Percentage dilution (4)                               94%            78%

Comparative Value

      The following tables summarize the number of shares to be purchased from Skypath Networks as a part of this offering, the number of shares purchased as a percentage of our total outstanding shares, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration paid per share for such shares by all existing shareholders and the investors in this offering.

                    Assuming the Sale of All Shares Offered
                    ---------------------------------------
                                                 %       Aggregate            Average
                                   Shares    Of Total  Consideration         Price Per
                                  Purchased   Shares       Paid         %      Share
                                  ---------  --------  -------------  -----  ---------
     Present  Shareholders        7,260,912     77%      $  364,228     15%    $ .05
     Shares Issued to Underwriter   200,000      2%      $      -0-     -0-      -0-
     Investors in  this Offering  2,000,000     21%      $2,000,000     85%    $1.00
                                  ---------  --------  -------------  -----  ---------
              TOTALS              9,460,912    100%      $2,364,228    100%
                                  =========  ========  =============  =====

                        Assuming 500,000 Shares are Sold
                        --------------------------------
                                                 %       Aggregate            Average
                                   Shares    Of Total  Consideration         Price Per
                                  Purchased   Shares       Paid         %      Share
                                  ---------  --------  -------------  -----  ---------
     Present  Shareholders        7,260,912     93%      $  364,228     42%    $ .05
     Shares Issued to Underwriter    50,000      1%      $      -0-     -0-      -0-
     Investors in  this Offering    500,000      6%      $  500,000     58%    $1.00
                                  ---------  --------  -------------  -----  ---------
              TOTALS              7,810,912    100%      $  864,228    100%
                                  =========  ========  =============  =====

                  MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market

      Currently, there is no market for our common stock. Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board.

Holders

      As of November 3, 2003, there were 7,260,912 shares of common stock outstanding and approximately 18 stockholders of record.

Dividends

      We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business. Furthermore, we anticipate that we will operate at a loss during the next year, in which case, we would not declare a dividend on our common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our consolidated financial statements and related notes that appear in the back of this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

      We are a provider of various wireless and mobile solution products and services designed to connect employees to the internal computer networks of their corporate headquarters. We are a Mobile Virtual Network Operator ("MVNO"). In general, a MVNO is a mobile operator that does not own is own radio spectrum and does not have its own network infrastructures but instead has business relationships with traditional mobile operators and other communication providers. We purchase services and products from other suppliers for resale to our customers. As opposed to telecommunications companies that own and operate physical networks, we provide our services through a virtual network. Our customers use our network and applications for e-mail messaging and enterprise data communications services, enabling businesses, mobile workers and consumers to transfer electronic information and messages and access corporate databases and the Internet.

Sources of Revenues

      We provide our services over wired networks as well as wireless networks. We market and sell our services directly, as well as indirectly through channel partners, which consist of network service providers, systems integrators and value-added resellers. We offer a total integrated mobile communications solutions to our customers as well as individual components of services. Our services include device-to-device messaging, wireless e-mail, enhanced paging, high speed internet, data center services, network design and deployment services and other services. We offer our customers total development and management of their mobile communications needs. To date, we have derived 35% of our revenues from our wireless device and airtime services over our mobile virtual network ( MVNO)services. Although we have incurred expenses to expand our enterprise solutions and are seeking to generate additional revenues from our enterprise wireless solutions, we have generated less than 1% of our revenues from enterprise wirelss solutions in 2002 and in the first six months of 2003. Approximately, the remaining 60% of the Company's revenue is derived from fixed wire broadband access and hosting services.

      We provide our customers with deployment services and technical support throughout the term of the contract. We typically charge fees for these services on a one-time or annual basis, depending on the service provided and the nature of the relationship. These fees represented less than 2% of our revenues 2002 and in the first six months of 2003. We also offer customers additional services for which we generally bill on a monthly basis. Fees for these services represented less than 1% of our revenues in 2002 and approximately 1% in the first six months of 2003.

Critical Accounting Policies

      Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, purchase commitments, income taxes, stock-based compensation expense, and allowance for doubtful accounts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. We believe the following critical accounting policies are important in understanding our consolidated financial statements.

      Revenue Recognition. We have derived substantially all of our revenues from usage fees associated with providing wireless device and airtime services as well as fixed wire broadband access and hosting connectivity services through our virtual network. We recognize revenues when persuasive evidence of an arrangement exists, service has been provided to the customer, the price to the customer is fixed or determinable and collectibility is probable.

      We recognize revenues during the period the services are rendered to end users on a usage basis based on negotiated rates. Most of our contracts with enterprise customers contain minimum usage levels. If actual usage in a given period is less than the minimum commitment, we recognize the additional charge between the minimum commitment and the actual usage as revenues when cash is collected because we cannot reasonably estimate the amount of the additional charges that will be collected. We cannot reasonably estimate the amount of the additional charge to be collected because we have from time to time renegotiated minimum commitments in cases where customers have exercised a right to seek renegotiation of their contract for reasons such as a significant downturn in their business or where we have determined that it would be in our best interest to do so.

      We typically provide our customers with deployment services, technical support and additional optional services. Depending on the service provided and the nature of the arrangement, we may charge a one-time, annual or monthly fee. We recognize revenues relating to one-time fees on a straight-line basis over the term of the initial contract, generally one to three years. We recognize revenues relating to annual fees on a straight-line basis over the year. We recognize revenues for monthly services during the month that these services are provided. We generally perform credit reviews to evaluate the customer's ability to pay. If we determine that collectibility is not probable, revenue is recognized as cash is collected.

      Purchase Commitments. We have no minimum purchase commitments with our network service providers for network access that we expect to utilize during the term of the contracts. We recognize costs of purchase contracts as network access expenses at actual usage. As of June 30, 2003, we have not recognized any losses on purchase commitments.

      Accounting for Income Taxes. As of December 31, 2002 and June 30, 2003, we determined that it was necessary and appropriate to maintain a full valuation allowance related to deferred tax assets which had been established during those periods. The Company's net operating loss carryforward as of December 31, 2002 and June 30, 2003 is approximately $3,000 and $19,000, respectively, which expire in the years 2022 and 2023, respectively.

      Stock-Based Compensation. Subsequent to the period ended June 30, 2003, the Company entered into an employment contract with a certain key employee. In return for certain performance measures 50,000 shares of stock were authorized but nt issued to the employee. If and when the stock is issued we may estimated the fair value of the options or restricted stock using a minimum value pricing model, and then amortized this estimated fair value over the vesting period of the options or restricted stock, our net income (loss) may be adversely affected.

Impairment of Assets

      We periodically evaluate long-lived assets for indications of impairment. Management's judgments regarding the existence of impairment are based on market conditions and operational utility of the assets. Future events could cause management to conclude that impairment of long-lived assets is indicated.

Financial Position

      As of June 30, 2003 we had current assets of $66,823 and current liabilities of $85,801 which resulted in a negative working capital of $18,978. In an effort to sustain short-term working capital needs prior to the public offering the Company has entered into a note and warrant purchase agreement for aggregate proceeds of $110,000.

Results of Operations

      The following table sets forth selected statements of operations data for each of the periods:

                        Three Month   Six Month    Period from     Period from
                          Period     Period Ended   Inception       Inception
                          Ended        June 30,     October 1,     October 1,
                         June 30,        2003        2002, to       2002, to
                          2003                     December 31,   June 30, 2003
                                                       2003
                       ---------------------------------------------------------
                       ---------------------------------------------------------
Net sales                   $ 61,999     $109,244        $59,810       $169,054
Costs of sales                50,555      101,142         52,640        153,782
Gross profit                  11,444        8,102          7,170         15,272
Selling, general and
   administrative
   expenses                   40,781       67,778         28,374         96,152
Operating loss               (29,337)     (59,676)       (21,204)       (80,880)
Other income
   (deductions):               3,773        6,668          1,880          8,548

Net loss                    $(25,564)    $(53,008)      $(19,324)      $(72,332)

October 1, 2002 (inception date) to June 30, 2003

      We did not commence active operations until October 1, 2002 (inception date), accordingly there are no financial comparisons that are meaning for the six months ended June 30, 2003 with the six months ended June 30, 2002 and for the period ended Dcember 31, 2002 (three months of operations) with the period ended December 31, 2001. Because of our lack of operating history, the following discussion may have limited value in assisting potential investors analyzing our financial results. There can be no assurance that future operating results will significantly increase from those for the period ended June 30, 2003. The disclosure below compares the three months of operations for the period ended December 31, 2002 with the six months of operations for the period ended June 30, 2003. Such comparison may not provide meaningful information to potential investors.

      Revenues. Our revenues were $59,810 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $109,244 for the six months ended June 30, 2003, representing an increase of 83%. This growth was due to an increase in the usage of our services resulting from an increased number of end users of our services at new and existing customers. No individual customer accounted for 10% or more of total revenues for the periods ended December 31, 2002 or June 30, 2003. We expect that revenues derived from broadband coverage will increase as a percentage of revenues in future periods. However, due to the emerging nature of the broadband market and our limited experience in this market, we are unable to predict the overall effect of our participation in the broadband market on future revenues.

      Network access. Our network access expenses consist of charges for access, that we pay to our network service providers. Network access expenses were

$29,816 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $42,572 for the six months ended June 30, 2003, representing an increase of 43%, due to the increase in the number of users on our virtual network. As a percentage of revenues, network access expenses decreased from 50% for the period from October 1, 2002 (date of inception) to December 31, 2002 to 39% for the six months ended June 30, 2003. The decrease from 2002 to 2003 as a percent of revenues was due to reduced access rates, which resulted from our ability to purchase network access from additional network service providers at a lower cost and to renegotiate a number of our network service provider contracts. We expect network access expenses to increase in absolute dollars, but to decline as a percentage of revenues.

      Network operations. Our network operations expenses consist of compensation and benefits for our network engineering, customer support, network access quality and information technology personnel, outside consultants, transaction center fees and the depreciation of our network equipment. Network operations expenses were $22,824 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $58,570 for the six months ended June 30, 2003, an increase of 157%. The increase was due primarily to $3,071 of additional depreciation expense on network operations equipment, $8,304 of additional transaction devices and $28,151 of additional compensation and benefits expenses for an increase in the number of personnel. As a percentage of revenues, network operations expenses were 38% for the period from October 1, 2002 (date of inception) to December 31, 2002 to 54% for the six months ended June 30, 2003 due primarily to revenues increasing at a lower rate than network operations expenses and economies of scale in our network operations infrastructure. We expect that our network operations expenses will continue to increase in absolute dollars as we expand our operations, but to decline as a percentage of revenues.

      Sales and marketing. Our sales and marketing expenses consist of compensation, benefits, advertising and promotion expenses. Sales and marketing expenses were $2,610 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $9,090 for the six months ended June 30, 2003, an increase of 248%. As a percentage of revenues, sales and marketing expenses increased 4% from October 1, 2002 (date of inception) to December 31, 2002 to 8% for the six months ended June 30, 2003 because sales and marketing expenses increased at a higher rate than revenues. We expect that sales and marketing expenses will increase in absolute dollars to the extent revenues increase and as we expand our sales force and increase marketing activities, but to decline as a percentage of revenues.

      General and administrative. Our general and administrative expenses consist of compensation and benefits of general and administrative personnel, legal and accounting expenses, and bad debt expense. General and administrative expenses were $25,764 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $58,688 for the six months ended June 30, 2003, an increase of 128%. As a percentage of revenues, general and administrative expenses increased from 43% from October 1, 2002 (date of inception) to December 31, 2002 to 54% for the six months ended June 30, 2003 due primarily to general and administrative expenses increasing at a higher rate than revenues and economies of scale in our corporate infrastructure. We expect that our general and administrative expenses will increase in absolute dollars to the extent that we expand our operations and incur additional costs in connection with becoming a public company, but to remain relatively constant as a percentage of revenues.

      Interest income and other. Interest income and other includes interest income on cash balances. Interest income and other was $3,267 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $8,891 for the six months ended June 30, 2003 due to an increase in the average cash balance for the period, offset in part by a decrease in the average interest rates.

Liquidity and Capital Resources

      We are in the development stage and, since inception, we have met our liquidity and capital resource needs through the sale of notes and common stock. Our balance sheet as of June 30, 2003 reports current assets of $66,823 and total fixed assets, primarily property, and equipment, of $50,884. Our balance sheet also reports current liabilities of $85,801which results in negative working capital of $18,978. Since our inception on October 1, 2002, we have funded our operations primarily through issuances of common stock that provided us with aggregate net proceeds of approximately $104,200 and by borrowings from shareholders and regular extension of credit from vendors. In addition, gross profits from the sale of our products provided approximately $16,000 in cash flow since inception.

      Our company continues to be in the development stage, and while higher levels of revenue are anticipated in future periods, we will need additional working capital to fund the costs of daily operations not currently sustained by current revenue sources as well as the development of our sales channels with developers and integrators. The Company will also use the additional funds to further develop our internal network and portal to provide more extensive value added services to our customer base. Prior to achieving greater levels of sales, the majority shareholders have provided additional credit lines to our company and may contribute additional funds, or we may be successful in raising capital through the sale of equity.

      Proceeds of $110,000 have been raised by the sale of notes and warrants to various lendors during October 2003. Terms of the note and warrant purchase agreement require the repayment of $110,000 plus 12% accrued interest at the completion of 500,000 of proceeds raised in our public offering. The various lenders were also granted warrants to purchase 220,000 shares of common stock priced at .50 a share.

      Our company is registering for sale a minimum of 500,000 to a maximum of 2,000,000 shares at $1.00 per share. Our company has a best effort underwriting commitment for such sale of equity and therefore cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations.
      We intend to use a portion of the net proceeds from this offering to repay our outstanding indebtedness.

      We believe that cash flows from the note and warrant purchase agrement, the public offering, operationsand our current cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months.

Quantitative and Qualitative Disclosures about  Market Risk

      As of December 31, 2002 and June 30, 2003, we had cash of $6,564 and $4,479, respectively, which consisted of cash and highly liquid short-term investments with original maturities of three months or less at the date of purchase, which we hold solely for non-trading purposes. These investments may be subject to interest rate risk and will decrease in value if market interest rates increase. A hypothetical increase or decrease in market interest rates by 10% from the market interest rates at June 30, 2003 would cause the interest generated by, and the fair value of, these short-term investments to change by an immaterial amount. Declines in interest rates over time will, however, reduce our interest income.

Recently Issued Accounting Pronouncements

      In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25

       SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

       SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

       The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

                 BUSINESS OF SKYPATH NETWORKS CO. CORPORATION

General

      We are a provider of various wireless and mobile solution products and services designed to connect employees to the internal computer networks of their home offices as well as to provide customer access to other information providers. We are a Mobile Virtual Network Operator ("MVNO"). In general, a MVNO is a mobile operator that does not own its own radio spectrum and does not have its own network infrastructures but instead has business relationships with traditional mobile operators and other communication providers. We purchase services and products from other suppliers for resale to our customers. As opposed to telecommunications companies that own and operate physical networks, we provide our services through a virtual network.

      Our business plan is to become an industry leader in providing wireless and mobile solutions to our customers from a single source provider. When hired by a customer, we undertake an analysis of the customer's wireless and mobile communications needs and develop a program or solution which addresses our customers' needs.

      We provide mobile communications solutions to our customers by selecting high quality and competitively priced services from a wide variety of telecommunications service providers, both wired and wireless. We currently have relationships with nine telecommunications carriers, internet service providers or other network service providers. We pay network service providers for access, but do not incur the costs associated with building and maintaining physical networks. Our services are designed to provide enterprises with a high level of security, the ability to affect and control policy management, and centralized billing and detailed reporting.

      We provide our services over wired networks as well as wireless networks. We market and sell our services directly, as well as indirectly through agency relationships.

      We offer integrated mobile communications solutions to our customers as well as individual components of services. Our services include device-to-device messaging, wireless e-mail, enhanced paging, high speed internet, data center services, network design and deployment services and other services.

Business Development

      We were organized in 2001, to operate as a MVNO, providing a variety of wireless communication services, including handheld messaging, application access, and transaction solutions. We did not commence active business operations until October 2002 when we began offering wireless data services, including device-to-device ("2way") messaging, wireless e-mail and business forms and wireless transmission of machine originated data (telemetry). Our Internet protocol ("IP") based wireless data network is utilized to service our customers. We also utilize the services and networks provided by various carriers and service providers to service our customers. We currently provide services to approximately 800 customers, most of which are located in New England.

Industry Information

      The wireless communications industry is growing rapidly. Carriers are making large capital investments to expand their networks, software developers are writing wireless applications, and device manufacturers are releasing more powerful mobile products each year. This expected growth in communications sites is the result of several factors, including:

      o     the increasing number of mobile workers;

      o     the ability to perform job functions without the need of a desktop
            PC;

      o the issuance of new wireless network licenses requiring and the construction of these new wireless networks; and/or

      o     the emergence of new wireless technologies.

      U.S. businesses have attempted to increase their productivity over the last decade by connecting employees to internal networks, and deploying network-based applications such as e-mail. While these developments have greatly increased productivity for employees in their offices, it is becoming increasingly important for enterprises to make these applications available to employees working outside of the office. According to estimates by International Data Corporation, a market research firm, the number of U.S. mobile workers will increase from approximately 92 million in 2002 to approximately 105 million in 2006, growing at almost twice the rate of the U.S. worker population in general. Businesses desire to provide employees who are traveling or working from home or from other locations outside of their office access to the enterprise networks. This allows the employees to be better informed and more collaborative, resulting in improved decision-making and more streamlined business processes.

      A traveling employee's ability to access an employer's network continues to improve as new wireless and mobile communications products and services become more advanced, reliable and affordable. There has been widespread proliferation of electronic devices such as laptop computers, personal digital assistants, or PDAs, mobile phones, and the growth of wired and wireless broadband networks. As a result, today many businesses are seeking secure and cost-effective ways to provide the benefits of advanced connectivity services to their employees in order to enhance their competitive position.

      In order to provide mobile workers with access to internal networks, businesses primarily rely on the public switched telephone network or the internet. Some businesses deploy and manage their own remote access systems, which can require substantial information technology resources. Business that lack the resources or the desire to procure and manage systems internally will frequently turn to network service providers for remote access services. These service providers may provide remote access by utilizing outsourced modem banks, telephone lines, and private data network services. Alternatively, service providers may employ virtual private network, or VPN, technology combined with other security applications to provide enterprise connectivity services through the Internet. We offer our customers a virtual private network.

      Several factors in the telecommunications and technology industries make it difficult for enterprises to provide secure, high quality remote access to mobile workers at a reasonable cost. These factors include:

            No Single Provider for Global Coverage. Although many network service providers offer coverage in a broad range of geographic locations, the capital and lead time required for any one service provider to establish network coverage in all locations that an enterprise may require can be significant. To date, no single network service provider has established a global physical network. Therefore, enterprises may enter into relationships with multiple service providers in order to obtain remote access in all areas in which access is required.

            Lack of Network Redundancy. Many network service providers do not have multiple access points in many geographic locations. Even if they do, a network system failure may affect all access points of that network in that geographic region. As a result, businesses that rely on only one network service provider for remote access in a given geographic area may face service interruptions or delays if the service provider's physical network goes down. In addition, the recent downturn in economic conditions and reduction in overall information technology spending has had a significant negative impact on network service providers, raising concerns as to whether the services offered by some of these network service providers will remain available. To minimize the risk of service interruptions, businesses may need to secure multiple service providers.

            Need for Integration and Management of Security. Recently, the number and severity of attacks on corporate networks by hackers have become a significant issue. New access methods, devices, applications and operating systems have also introduced additional vulnerabilities that have been actively exploited by hackers. Because remote access provides workers with an extension to the corporate network, it is critical that this "extended" network be secure. As a result, security has become one of the most important barriers that enterprises must overcome in order to fully realize the benefits of remote access. To combat these risks, enterprises have managed the security of their remotely accessed internal networks with a wide variety of security products, such as VPNs, firewalls and authentication tokens. Therefore, enterprises frequently seek a connectivity solution that can fully integrate with their existing and future security infrastructure.

            Need to Manage and Monitor Multiple Provider Relationships. In order to provide remote access with global coverage and redundancy, enterprises may enter into relationships with multiple service providers. Entering into multiple contracts and establishing multiple billing, reporting and payment standards may be costly and time consuming for an enterprise and increases the complexity of monitoring, managing and troubleshooting the usage of remote access by employees.

            Need for Integration of Rapidly Changing Technologies. The market for enterprise connectivity and related technology is rapidly changing. Several access methods through which a mobile worker can connect to the Internet have emerged, including wired broadband access technologies such as Ethernet, and wireless broadband access technologies such as Wi-Fi, and third generation mobile data network, or 3G. In addition, new electronic devices such as wireless PDAs and other Internet protocol-enabled mobile devices have provided new connectivity options. New security applications and operating systems have also emerged and are expected to continue to develop. As a result, enterprises may seek a service provider that can continue to support and integrate these rapidly emerging technologies while conforming to changing corporate access and security policies.

      We believe that businesses are increasingly requiring a comprehensive solution that can successfully address all these challenges in a cost-effective manner while providing their employees and administrators with an easy-to-use, unified and secure remote access experience.

Our Mobile Communications Solutions

      Our services are designed to enable businesses to provide their employees with secure, nation wide access to the enterprise's internal networks through an easy-to-use interface. We provide our services through a virtual network that based upon our relationships with nine network service providers around the United States. The key benefits of our services include:

      Broad Nationwide Coverage. Our virtual network extends throughout the United States.

      Redundant and Scalable Virtual Network. Our relationships with over network service providers enable us to provide connectivity through multiple networks on our virtual network. As a result, our virtual network reduces the risk of service interruptions associated with depending on only one service provider . In addition, our virtual network is scalable, which allows us to handle many connections and users and reduces the need for enterprises to employ additional information technology resources.

      Centralized Billing and Reporting. We integrate multiple network service providers to create one global virtual network, eliminating the need for enterprises to negotiate agreements with multiple network service providers to provide network connectivity to their mobile workers. Our virtual network creates call-detail records for each network session, including user, date, time, duration of usage, and other parameters. We are also able to provide detailed transaction-level billing in a single invoice for all services provided to enterprises and network service providers and can tailor the invoice to provide the level of detail and the format that our customers desire. We also offer the ability for information technology managers to gain a comprehensive and near real-time view of their employees' network connectivity usage patterns, enabling faster identification and resolution of user-related issues.

      Integration of New Technologies. We actively evaluate and integrate new access methods, devices, applications and operating systems into our service offering. For example, we have added wired broadband as well as wireless broadband based on the current and emerging Wi-Fi standards to the list of access methods we support. End users can access our virtual network using desktop and laptop computers, wireless PDAs and other Internet protocol-enabled electronic devices. Our network integrates with our enterprise customers' existing VPN and security applications, and our software supports a wide range of computer operating systems, including various Windows, Mac OS, Pocket PC and Palm OS versions. As new access methods, devices, applications and operating systems emerge, we intend to integrate these new technologies into our service offerings.

Services Offered

      We offer a variety of mobile communication services to our customers. The services we offer are provided to us by various carriers and other service providers. We have attempted to enter into arrangements with providers which offer high quality, reliable and affordable mobile communication services. We in turn re-offer these services to our customers. As an MVNO, we are able to offer solutions that not only utilize what we consider to be the best solutions but combine services that meet the differing departmental and individual needs of an organization or institution. We generally begin a customer engagement with a "Mobility Audit". A typical larger customer will require service from several providers, the use of many different devices, and have varying levels of security concerns. We can provide all that is required including both direct user billing and bundled billing for all personnel. We currently offer the following services:

            Device-to-Device Messaging. Device-to-device 2way messaging allows mobile subscribers to send and receive messages to or from other wireless data devices and digital phones in an unobtrusive near real-time manner. Subscribers may send messages to other subscribers that have either paging or wireless data subscriber devices, and to any other device that has an e-mail address, even if it is not a device receiving service on our network. Subscribers can originate messages either from the subscriber device keyboard or by using standard responses preprogrammed in the subscriber device or by choosing one of multiple responses embedded in a received message.

            Wireless E-Mail. Subscribers may send and receive e-mail messages to or from any internet e-mail address. In addition, subscribers with internet or corporate e-mail, fax and voicemail boxes may receive notification of receipt of emails, faxes and voicemail's.

            Information on Demand. Subscribers may, from their devices, request a wide variety of information. Our wireless data network serves as a portal to internet-based information such as stock quotes, flight schedules, weather, entertainment, auction status and a variety of other information. The ability to demand information can be extended to corporate intranet-based information such as inventory levels, delivery dates, prices and other mission critical information. Our wireless email service provides mobile users with integrated wireless access to a broad range of corporate and Internet email and personal information management
      (PIM) applications. SkypathMail service can be used on wireless handheld devices manufactured by Research In Motion, including the RIM 850 and RIM 857 wireless handheld's. In addition, SkypathMail can be used with Palm V series and IBM WorkPad handheld's by using MobileModem, a wireless modem that clips on to Palm V series and IBM WorkPad personal digital assistants to provide these devices with email and Internet access via the Motient network.

            Periodic Information. Subscribers may order information residing on the internet to be automatically forwarded to their subscriber devices periodically. Subscribers may submit personalized orders through Skypath's web site. In addition, an increasing number of other web sites will be providing the capability to forward information to subscriber devices.

            Enhanced Paging. With enhanced paging service, if a subscriber device does not acknowledge receipt of a message, the network will store the message and forward it later. For example, if a subscriber travels outside the network coverage area or the subscriber device is turned off, the network will store messages for a fixed period of time. When the subscriber returns to a coverage area or turns on the subscriber device, the subscriber device registers with the network and the stored messages are automatically re-transmitted. We currently offer both local and nationwide enhanced paging services.

            Enterprise Solutions. We work with a variety of software developers and business solutions companies and consultants to integrate information technology with wireless technology to expand corporate customers' enterprise applications using wireless data technology. Our enterprise solutions allow professionals in the field to access corporate databases, systems, intranets and e-mail via our wireless data network, as well as offer "wireless forms" such as dispatch, asset tracking, help desk, field service automation and sales force automation resident on a wireless data handheld device.

            BlackBerry Solution. BlackBerry(TM) is a wireless solution specifically designed for corporate environments using Microsoft(R) Exchange. BlackBerry(TM) operates on our carriers' terrestrial network. BlackBerry(TM) has substantially the same functionality as SkypathMail service, including wireless email, as well as a variety of similar PIM functions and applications. BlackBerry(TM) integrates with Microsoft Exchange email accounts. During 2001, in concert with Research In Motion, our carrier also introduced a version of BlackBerry(TM) that integrates with the Lotus Notes email platform. We believe that the availability of an integrated Lotus Notes email extension will help us move into new markets for BlackBerry(TM). The BlackBerry(TM) desktop software installs and runs on the user's desktop PC. It is an integrated suite of applications that provides organizer synchronization, folder management tools, email filtering capabilities, information backup utilities, and an application loader. BlackBerry(TM) is designed to provide a high level of security. Encryption occurs between the handheld and corporate email system to ensure message integrity. BlackBerry(TM) incorporates Triple DES encryption technology to meet stringent corporate security guidelines for remote email access

            Paging Services. We offer traditional numeric and word paging services. Numeric paging provides the subscriber with the telephone number of the person who is seeking to contact the subscriber. Word paging offers the subscriber the ability to receive a word message rather than simply a numeric message. We offer local, regional and nationwide numeric and word paging services.

            Additional Value-added Services. We offer subscribers a number of additional value-added services, including voice mail services that allow subscribers to retrieve voice messages from persons attempting to contact the subscriber, and a message retrieval service which allows a traditional paging service subscriber to retrieve messages that were sent at a time when the subscriber was outside of his or her service area. Other optional services include operator dispatch services, nationwide toll-free access numbers for subscribers, a customized voice prompt that allows subscribers to record a personal greeting, maintenance agreements and loss protection programs.

            Subscriber and Telemetry Devices. Skypath's wireless data and paging services are delivered to pocket-sized subscriber devices and telemetry devices which Skypath will sell or lease to businesses and other end-user subscribers. Skypath has partnered with a variety of resellers, device manufacturers, and software vendors in the telemetry market to provide a complete and customized solution. These partners integrate customer-specific devices and systems with our carriers' network to provide a wireless means of transmitting data from a fixed or mobile site to a central monitoring facility. Applications include HVAC system monitoring, wireless point-of-sale systems, energy monitoring, vending and office machine automation, and security/alarm monitoring. Skypaths' customers are charged a monthly access fee. In addition to this access fee, users pay for usage depending on the number of kilobytes of data transmitted. Skypath's pricing plans offer a wide variety of volume packaging and discounts to meet specific customer needs.

            High-speed Internet. We offer internet connectivity at speeds of 128 kbps to 100 Mbps. This service provides always-connected, secure access for all sizes of commercial businesses. These connections will primarily be supported by our wireless networks with the balance of customers being served by leased T-1 circuits and other fixed broadband transport. We utilize the services of Williams Communications and Cox Communications in connection with our internet services.

            Data Center Services. We offer web hosting, web site development and co-location services to our customers. Our co-location service allows a customer located outside our wireless network to physically place a computer connected to the customer's network in a secure facility with a high-speed physical connection to the internet.

            Network Design and Deployment Services. We can assist with architectural and engineering design, tower construction, line and antenna installation and site acquisition services. We offer these services individually and as an integrated package. We believe that we have a competitive advantage in our ability to provide comprehensive network development services by eliminating our customers' need to seek services from different providers. Since our formation we have provided design services to a variety of customers including the Town of North Providence, City of Worchester, AIPSO, Hanna Instruments, Crafford Precision Instruments and Cool Options.

            Network Consulting. We offer design and implementation services for private wireless networks and consulting services to develop network hardware components. Since our formation, we have provided network consulting services to several customers.

Skypath Portal

      We have with one of our development partners developed and implemented the Skypath Portal; which is currently in beta phase. The Skypath Portal is designed to provide full integration between the front and back-office systems utilizing a single customer. We believe that this Portal enables us to significantly improve customer response times, rapidly launch new services and reduce operating costs. The Skypath Portal is based upon a prepackaged software program that we intend to license, from our development partner Cobite Inc. We customized this software application to integrate into our network. Other communications companies, including T Mobile, Sprint, Verizon and other major carriers have similar portals. We customized the Skypath Portal to allow integration with these major carriers which will allow the customer to use multiple networks, multiple devices and receive a single unified bill. The Skypath Portal includes the following:

      Customer Self-Service (skyCARE). The purpose of skyCARE, is to assist our channel (marketing) partners improve customer relationships by offering extensive self-service capabilities over the Internet. SkyCARE allows individual end-users, channel partners and corporate customers to manage accounts, services and bills online and through mobile devices. End-users are able to analyze, pay and dispute bills. They can also order/activate services and manage their profiles and settings. Also, customers and channel partners will be able to manage trouble tickets, inventory and corporate hierarchies. SkyCARE provides comprehensive reporting and usage analysis tools, and supports spending limits and targeted marketing efforts. SkyCARE will offer users and our channel partners the following benefits:

      o     to save costs on bill production and payment collection;

      o     to improve quality of service and customer satisfaction;

      o     to reduce call center workload and customer service costs;

      o to offer convergent views and support for mobile, wireline and IP services; and

      o to boosts revenues with online mass activation and self-provisioning.

      Partnership Relationship Management. Our SkyPath Portal supports and utilizes Cobite's PRM (Partner Relationship Management) which helps maximize partner-related profits by managing partnerships, including partner billing and revenue settlements. It is a comprehensive, flexible solution that offers support for inter-carrier, content and commerce partnerships.

Contractual and Strategic Alliances.

      We have entered into supply agreement, access agreements, reseller agreements and other agreements with a variety of companies. We have relationships with nine telecommunications carriers, Internet service providers and other network service providers that enable us to offer our services nationwide. We pay the network service providers for access to their network access points on a usage basis. Most of these agreements have a term of one year, after which either party can terminate the contract with six months notice. In 2003, two network service providers, Motient Communication and Williams Communication, accounted for approximately 25% and 65% of our network access expenses, respectively. The contracts we have entered into with these providers are non-exclusive and do not contain minimum commitments for the purchase of network access. These contracts are generally automatically renewable for successive periods unless terminated by either party. The following is a representative list of the companies with which we have entered into agreements:

      Choice One Communications
      Motient Communications
      Weblink Wireless
      InfoClarus
      Notify
      Williams Communications

Marketing Plan

      We sell our services directly through our in house sales force and indirectly through our channel partners. Our in house sales organization is organized sales directors, sales managers, account executives and inside sales representatives. We maintain sales offices at our headquarters in Rhode Island as well as in Port Washington, New York. As of November 3, 2003, our in house sales organization was comprised of 4 individuals. We intend to increase the size of our sales organization and establish additional sales offices as needed.

      Our channel partners include network service providers, systems integrators and value added resellers. We have developed a multi channel sales strategy, selling directly to enterprises and mid tier accounts, and relying on partners to generate revenue as well. Partners range from sales agents who generate leads, to resellers and strategic partners that close mobile business utilizing their own sales resources. We attempt to develop customer leads through a lead development program that utilizes email, direct mail, and calling campaigns geared toward mid-tier and enterprise prospects.

      Strategic Marketing Direction. Our major marketing efforts are directed at differentiating our business from the large voice and data carriers and focus on business value solutions. We believe that major airtime providers are looking to sell services with somewhat of a "one size fits all" approach. We believe that our mobile solutions, which are designed on a customer by customer basis, have a positive effect on our customers' revenue generation.

      Tactical Sales and Marketing. We have focused our sales and marketing efforts on three main areas:

      o     Farming the existing client base;

      o     New Business Development Programs; and

      o     Channel Sales.

      In keeping with our Business Solutions Approach, we survey and market to particular vertical markets. We focus our marketing efforts on:

      o     Compliance Managers for Legislative Acts such as HIPAA;

      o     Law Firm Partners;

      o     Members of job specific organizations; and

      o Those faced with critical business issues such as sales forecast lag time.

      We also market a "Mobility Audit" Service whereby we perform an organizational impact analysis on the effect of a Wireless Solution.

      Channel Sales. We approach the market in a multi-layered fashion. We call on prospects directly and also built indirect channels that we believe will account for a significant portion of our business. We have begun recruiting and signing marketing partners in the following categories:

       o Agent Partner - An agent Partner will generally make an introduction to a client, we will then close the business and the client will be serviced and billed on an ongoing basis by Skypath. The Agent Partners will receive one time referral fees. Currently, we have approximately two Agent Partners. During six months ended June 30, 2003, 25 % of our gross revenues were attributed to leads developed by Agent Partners.

        o Reseller Partner - A Reseller Partner will generally close the business themselves, invoice the client, and receive a recurring revenue commission. Our Skypath mobile solutions will be co-marketed and co-branded with the Reseller Partner. Currently, we have no Reseller Partners. During six months ended June 30, 2003, none of our gross revenues was attributed to leads developed by Reseller Partners.

        o Strategic Partner - A limited number of relationships where a significant commitment is made on the part of the partner. These partners may wish to Brand the SKYPATH Solution as their own. Currently, we have 65 Strategic Partners. During six months ended June 30, 2003, 80 % of our gross revenues was attributed to leads developed by Strategic Partners.

Competition

      We face competition from various national wireless carriers, wireless device resellers, and proprietary wireless platform software developers. In addition to facing competition from wireless carriers and wireless device resellers, within the more commoditized piece of the client solution, we also face some competition from organizations that bring messaging and application functionality to devices in other technological ways. For example, organizations such Air2Web and Aether Systems have developed their own proprietary wireless development platforms and thus market their organizations as mobile solution providers. We compete with:

      o wireless service providers that own and operate their own tower footprints;

      o     other large independent wireless communication companies; and

      o     smaller local wireless storefront organizations

      We also compete on the basis of our equipment and wireless services prices, quality of service and coverage capability. Our competitors include both companies that provide wireless data, paging or other mobile communications services in local markets and regional and nationwide service providers. Other wireless data carriers providing 2way services include MCI WorldCom SkyTel ("SkyTel"), Cingular Wireless, Motient Corp. and Arch.
 Other paging carriers include regional telephone companies and both small and large paging service providers, such as Metrocall, Verizon, Arch and SkyTel. Certain of these companies have substantially greater financial, technical and other resources than Skypath Networks.

      We compete primarily with large, facilities-based carriers and non-facilities-based software-enabled network operators. We compete based on geographic coverage, reliability, quality of service, ease of implementation, ease of use and cost. We believe that we compete favorably in terms of geographical coverage, reliability, quality of service, ease of implementation and ease of use.

      Facilities-based carriers, against whom we compete, such as AT&T and MCI, generally have substantially greater resources, larger customer bases, longer operating histories, and greater name recognition than we have. Carriers may have the ability to offer a broad range of services and may be willing to reduce the price for remote access that is bundled with their other services. In some cases, potential customers are also suppliers to these carriers, and may be more inclined to purchase enterprise connectivity services from these carriers rather than from us. We believe that we compete favorably against facilities-based carriers when the potential customer is not a supplier to the carrier, and when the customer requires global access rather than access only within a limited geographic region.

      We also compete with other non-facilities-based software-enabled network operators, such as GRIC Communications and Fiberlink. In some cases, our service offerings may not be as attractively priced as those offered by these competitors, which may put us at a competitive disadvantage.
 Non-facilities-based network operators that provide managed services such as VPNs and firewalls may also provide, as a package, additional services such as local exchange and long distance services, voicemail and DSL services. Although our channel partners may offer these services in conjunction with our service, we do not offer these additional services directly, which may put us at a competitive disadvantage when competing for potential customers. Also, we believe we compete favorably against these competitors in terms of the coverage, redundancy, security, quality and ease of use of our service offerings.

      As a Mobile Virtual Network Operator (MVNO), we have not built out our own backbone. This is a competitive advantage in that it allows us to be both device and network agnostic. This allows us to design solutions based on our customers business needs. This agnostic approach gives SkyPath the flexibility to add various 3rd party software packages as a value add to just selling wireless airtime and devices.

      For a discussion of the possible effects that competition could have on our business, see "Risk Factors"--We face strong competition in our market, which could make it difficult for us to succeed."

Research and Development

      We believe that to compete favorably we must continue to invest in research and development of our services. Our research and development efforts are focused on improving and enhancing our existing service offerings as well as developing new proprietary products and services. As of November 3, 2003, we employed two engineers and three consultants with expertise in software, web, database, Internet security and quality assurance.

      During the next six months we intend to enhance and implement the Skypath Portal described above. We anticipate the cost of the Portal will be approximately $500,000

Employees

      As of November 3, 2003, we had fifteen full-time employees consisting of three in network operations, two in research and development, four in sales and marketing and six in general and administrative. We consider our relationship with our employees to be good.

Legal Proceedings

      We are not a party to any material legal proceeding. We may be subject to various claims and legal actions arising in the ordinary course of business from time to time.

Facilities

      We lease approximately 5,000 square feet of space in our headquarters in Warwick, Rhode Island under a lease that expires in 2006. We also have sales and support offices consisting of approximately 500 square feet at 11 Beacon Hill Road, Port Washington, NY 11050. We believe that our principal facility in Warwick, Rhode Island will be adequate for our needs for at least the next several years, and we expect that additional facilities will be available in other jurisdictions to the extent we add new offices.

Intellectual Property

      We rely on a combination of trademark, trade secret laws and disclosure restrictions to protect our intellectual property rights. We also enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to documentation and other proprietary information. If a claim is asserted that we have infringed the intellectual property of a third party, we may be required to seek licenses to that technology. In addition, we license third-party technologies that are incorporated into our services. Licenses from third party technologies may not continue to be available to us at a reasonable cost, or at all. Additionally, the steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services. If we fail to protect our proprietary rights adequately, our competitors could offer similar services, potentially significantly harming our competitive position and decreasing our revenues.

Trademarks

       Skypath Networks and Design (R) are our U.S. registered trademarks.


                                   MANAGEMENT

      The following table sets forth the name, address, age and position of each officer and director of the Company:

Name                       Age            Position

David R. Paolo             35             CEO, President, Chairman, Director
Kevin Ethier               40             Chief Operating Officer, Director
Bradley Vogltance          28             Secretary, Director
Arthur Claudio             56             Director
Jay Gould                  43             Director
Tsvi Gal                   43             Director

      Each director holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified. Officers are appointed to service subject to the discretion of the Board of Directors.

      Background information concerning the Company's officers and directors is as follows:

      David R. Paolo. David R. Paolo is our President, Chief Executive Officer, Chairman and founder. He has served in this position since our formation in 2002. From 1998 to 2002, Mr. Paolo was the chief executive Officer, Chairman and founder of Log On America, Inc. From 1992 to 1998, he served in the same positions for the predecessor of Log On America. Log On America was a publicly held company engaged in the internet access business. Log On America filed a petition for reorganization under Chapter 11 of the US Bankruptcy Act in 2002. This proceeding was eventually converted to a Chapter 7 liquidation proceeding. From 1994 to 1998, Mr. Paolo served as an Ambassador for the Greater Providence Chamber of Commerce. From 1996 to 1998, he was chairman of the NYNEX Advisory Board. Mr. Paolo attended Roger Williams University from 1986 to 1990.

      Kevin Ethier. Mr. Ethier is the Chief Operating Officer and a director of the Company. He joined the Company in November 2002. His responsibilities at Skypath Networks include back and front office support systems, relative to billing, provisioning, customer relationship management (CRM), enterprise management support systems (EMS) and operations support systems. From 2000 to 2001, Mr. Ethier was Chief Information Officer for Aztec Technology Partners, Inc. Mr. Ethier has also held various executive level positions with Iona Technologies, Compaq and Blue Sky, Inc. Mr. Ethier has earned a bachelor degree in Computer & Electrical Engineering and his MBA from Northeastern University.

      Bradley Vogltance. Mr. Vogltance is Corporate Secretary, Director of Interactive Technology and a director of the Company. He joined the Company in November of 2002. His responsibilities at Skypath Networks include the oversight and development of web-based services, management of customer support, billing, and provisioning systems in relation to web hosting service. From 2000 to 2002, Mr. Vogltance was employed by Log On America.

      Arthur Claudio. Mr. Claudio was appointed as a director of the Company in June 2003. Mr. Claudio has been employed by Merrill Lynch since 1997 and is currently a First Vice President and global Chief Technology Officer of Merrill Lynch's International Private Client Group. He previously served as Merrill Lynch's Chief Technology Officer for Asia Pacific, Australia and Japan. Prior to his employment with Merrill Lynch, Mr. Claudio was employed as First Vice President of CICG (now GMI) and as a managing director of Banker's Trust. He also was employed as chief technology officer for Credit Agricole's US based branches and offices.

      Jay Gould. Mr. Gould was appointed as a Director in June 2003. Mr. Gould is Senior Vice President, Global Transaction Services of Citigroup Financial Services. Mr. Gould has been employed by Citigroup since 1988. Mr. Gould's current responsibilities for Citigroup include global web engineering, application security engineering and technology infrastructure systems development. He has been involved in the development of corporate transaction banking systems and has designed several of the flagship products in Citigroup's portfolio of electronic banking systems. Mr. Gould is also on the Board of Advisors for Tradingear.com.

      John Harwood. Mr. Harwood was appointed as a director of the Company in June 2003. Mr. Harwood has practiced law with the firm McKinnon and Harwood since 1978. He served in the Rhode Island House of Representatives from 1980 to 2002. He served as Speaker of the House from 1992 to 2002. Mr. Harwood earned his law degree from Boston College, his MBA from the University of Miami and his bachelor's degree from the University of Pennsylvania's Wharton School of Business.

      Tsvi Gal. Mr. Gal was appointed a director of Skypath Networks in September, 2003. He is, and has been since January 2002, the CIO of AOL Time Warner Music. Mr. Gali was the president of E-AT&T/ATT.com which is AT&T E-Business and E-Enablement arm. Mr. Gal has built and run IT organizations, serving in various capacities such as Chief Technology Officer, Chief Information Officer, and Senior Technology Leader at Merrill Lynch, ABN AMRO Bank, Bank of America, Wells Fargo & Company, and Marsh & McLennan. He built the first electronic banking solution over the Internet and has experience in electronic commerce, trading, payment, and presentation. In 2001, he was awarded the Einstein award for achievements in Science and Technology presented to him by the state of Israel president Mr. Moshe Katzav. Mr. Gal serves on the boards of directors of several public and private companies and on the Stanford University board of advisors. Mr. Gal has written two books and numerous articles, and is a popular speaker in industry conferences and think tanks. Mr. Gal is also an adjunct professor at Seton Hall University. He has also served on the President's think tank on Internet and E-commerce and was an advisor to the G7 meetings of the global economy leaders.

      Committees of the Board of Directors

      Our board of directors has an audit committee, a compensation committee and a mergers and acquisitions committee. The audit committee consists of Arthur Claudio, Jay Gould and Bradley Vogltance. The audit committee meets with management and our independent public accountants to determine the adequacy of our internal controls and other financial reporting matters and review related party transactions for potential conflict of interest situations. The Compensation Committee consists of David Paolo, Kevin Ethier and John Harwood. The Compensation Committee reviews and recommends the compensation and benefits payable to our officers, reviews general policy matters relating to employee compensation and benefits and will administers our stock option plan when and if such a plan is adopted. The Mergers and Acquisitions Committee consists of David Paolo and Jay Gould. The Mergers and Acquisitions Committee will make preliminary evaluations of potential acquisition possibilities.

                             MANAGEMENT COMPENSATION

      The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation

                         Annual Compensation          Awards       Payouts
                     --------------------------- ----------------- --------
  (a)          (b)     (c)       (d)    (e)                  (g)     (h)      (i)
                                       Other                                  All
Name and       Year                    Annual    Restrict   Option/  LTIP    Other
Principal      Ended   ($)       ($)   Compen-   Stock       SAR's  Payouts Compensa-
Position       6/30  Salary (1) Bonus sation ($) Awards ($)   (#)     ($)   tion ($)
-------------- ----- ---------- ----- ---------- ---------- ------- ------- ---------
David R. Paolo 2002     $-0-     -0-     -0-        -0-       -0-    $-0-     $-0-
President      2001     $-0-     -0-     -0-        -0-       -0-     -0-      -0-

The Company did not compensate its officers or directors in 2002 or 2001.

Options Grants in Last Fiscal Year

      There were no grants of stock options made during the fiscal period ended December 31, 2002 to our executive officers.

Stock Options Held at End of Fiscal 2002

      No stock options or stock appreciation rights were owned by our officers and directors at December 31, 2002, the end of our last fiscal year.

Compensation of Directors

      We issued 50,000 shares of our common stock to each of our outside directors in consideration for their agreeing to become directors of the Company. We do not currently compensate our directors for director services to the Company or our subsidiary. We anticipate that more formal compensation arrangements with our directors will be finalized within the next fiscal year.

      Employment Agreements

      We currently have employment agreements with the following:

      David R. Paolo. We entered into an employment agreement with David R. Paolo, our chief executive officer on November 2, 2002. The agreement is for a term of six years. The agreement provides for a base salary of $150,000 for the first year, increasing by 10% each contract year thereafter. The Company agrees during the term of this agreement, to allocate as bonus compensation in aggregate a total of ten-percent (10%) of the net income achieved year to year as determined by the annual final audited financial statements of the Company. Employee at his option, may distribute a portion of this bonus compensation to others members of the executive management team. The agreement provides that Mr. Paolo is entitled to participate in a management incentive plan, a deferred compensation paid to a deferred compensation trust and a stock option plan. However, we have not adopted any of such plans or such trust as of the date of this prospectus. The agreement provides that Mr. Paolo will receive 4 weeks of paid vacation each year. The agreement also provides that Mr. Paolo is entitled to: (a) a car allowance of $950 per month, (b) a club membership expense allowance of $450 per month, the reasonable cost of premiums for a whole life insurance policy with a death benefit of one million dollars ($1,000,000), and
(d) if for any reason Mr. Paolo is not be covered by a health insurance policy of Skypath, a medical insurance coverage expense allowance of $800 per month. Mr. Paolo's employment agreement provides that in the event there is a "change of control" of the Company, he is entitled to a change of control payment equal to 150% of his base salary for the remaining term of the agreement and for an additional five years.

      Kevin Ethier. We entered into an employment agreement with Kevin Ethier on November 1, 2002. The agreement is for a term of two years, but is automatically extended for one month at the expiration of each month, unless either side provides notice otherwise. The agreement provides for a base salary of $100,000 for the first year, increasing by 10% each contract year thereafter. The agreement provides that Mr. Ethier is entitled to an annual bonus at the discretion of the compensation committee. The agreement provides that Mr. Ethier is entitled to participate in a management incentive plan, a deferred compensation paid to a deferred compensation trust and a stock option plan. However, we have not adopted any of such plans or such trust as of the date of this prospectus. The agreement provides that Mr. Ethier will receive 4 weeks of paid vacation each year. The agreement also provides that Mr. Ethier is entitled to: (a) a car allowance of $800 per month and (b) if for any reason Mr. Ethier is not be covered by a health insurance policy of Skypath, a medical insurance coverage expense allowance of $800 per month. Mr. Ethier's employment agreement provides that in the event there is a "change of control" of the Company, he is entitled to a change of control payment equal to 150% of his base salary for the remaining term of the agreement.

      Steve Cohen. We entered into an employment agreement with Steven Cohen, on July 15, 2003. The agreement is on a month to month basis. The agreement provides for a base salary of a maximum of $150,000. The base salary amount is based upon gross revenues of Skypath. The agreement provides that Mr. Cohen is entitled to an annual bonus base upon increases in Skypath's gross revenues (in excess of $1,800,000) produced by Mr. Cohen's sales efforts. The agreement provides that Mr. Cohen is entitled to participate in a stock option plan. However, we have not adopted any of such plan as of the date of this prospectus. The agreement provides that Mr. Cohen will receive 3 weeks of paid vacation each year. The agreement also provides that if for any reason Mr. Cohen is not be covered by a health insurance policy of Skypath, a medical insurance coverage expense allowance of $600 per month. Mr. Cohen's employment agreement provides that in the event there is a "change of control " of the Company, any unvested options that had been granted to Mr. Cohen, will immediately vest.

       Change of Control. For purposes of the employment agreements described above, change of control means:

      o the acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d), or any comparable successor provisions, of the Securities Exchange Act of 1934 (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of at least twenty percent (20%) of either the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, or

      o the approval by the stockholders of Skypath of a reorganization, merger or consolidation, in which persons who were stockholders of Skypath immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the surviving corporation of such reorganization merger or consolidation, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets, or

      o in the event Skypath terminates the employee pursuant to the respective employment agreement for without cause, or

      o in the event any person shall be elected by the stockholders of Employer to the Board of Directors of Employer who shall not have been nominated for election by a majority of the Board of Directors of Employer or any duly appointed committee thereof.

      Stock Option Plans and Other Incentive Compensation Plans

      We have not adopted any option plans or other incentive compensation plans as of the date of this Prospectus. We anticipate that our Board of Directors will, in the near future, adopt incentive compensation plans to provide rewards and incentives to our employees, directors and agents. We have not granted any options to any person as of the date of this Prospectus.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information concerning the beneficial ownership of Skypath Networks common stock as of November 3, 2003, by each director and executive officer, all directors and officers as a group, and each person known to Skypath Networks to beneficially own 5% or more of its outstanding common stock.


        Name and Address                                           Percentage
      of Beneficial Owner                       Shares Owned        Owned(1)
      -------------------                       ------------       ----------

      David R. Paolo (1) (2)                     5,000,000            68.9%

      DRP Family Trust (1)    (2)                3,000,000            41.3%

      Kevin Ethier (1)                             400,000             5.5%

      Bradley Vogltance (1)                        100,000             1.4%

      Jay Gould (1)                                 50,000              .7%

      Arthur Claudio (1)                           150,000             2.1%

      John Harwood(1)                               50,000              .7%

      Tsvi Gal (1)                                  80,000             1.1%

      Hyacinth Resources, Inc.                     950,000            13.1%
      2800 East Wild Mare Way
      Heber City, UT 84032

      All officers and Directors as a group      5,830,000            80.3%
      (8 persons)

      Total Shares of Common Stock Issued        7,260,912             100%

      1. The individuals named are officers and directors of the Company and all addresses are c/o Skypath Networks, Inc., 300 Metro Center Boulevard, Suite 150A, Warwick, RI 02886. The Trust is an affiliate of David R. Paolo and has the same address as the Company.

      2. David R. Paolo, our chief executive officer owns 2,000,000 of these shares in his own name. The remaining 3,000,000 shares are owned of record by DRP Family Trust, which is an affiliate of Mr. Paolo. Accordingly, the 5,000,000 shares attributed to Mr. Paolo include the 3,000,000 shares attributed to the DRP Family Trust.

                            DESCRIPTION OF SECURITIES

      We are authorized to issue up to 20,000,000 shares of common stock, $.001 par value and 5,000,000 shares of preferred stock, $.001 par value. As of November 3, 2003, there were 7,260,912 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. The following is a summary of the material rights and privileges of our common stock and preferred stock.

Common Stock

      Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued, fully paid and nonassessable.

      Preferred Stock

      Our Board of Directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by it. The Board of Directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock. The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

      Although we have no present intent to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

Authorized But Unissued Shares

        The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        The General Corporation law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless the corporation's Certificate of Incorporation or bylaws, as the case may be, require a greater percentage. Our Restated and Amended Certificate of Incorporation do not impose any supermajority vote requirements.

Warrants

      We have issued common stock purchase warrants to lenders in connection with a loan transaction. The total number of shares of common stock which may be issued upon the exercise of the warrants is 220,000. The warrants are exercisable at $.50 per share. The warrants expire in October 2005. The warrants may be exercised upon surrender of the certificate(s) thereof on or prior to the expiration or the redemption date at our offices with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to our order) of the full exercise price for the number of warrants being exercised. The Warrant Agreement contains provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events.

Transfer Agent

      Our  transfer  agent  is  Interwest   Transfer   Company,   Inc.,   1981
Murray-Holladay Road, Holladay, Utah 84117, telephone (801) 272-9294

Limitation of Liability and Indemnification of Directors and Officers

      Our Restated and Amended Certificate of Incorporation limit the liability of individual directors for specified breaches of their fiduciary duty. The effect of this provision is to eliminate the liability of directors for monetary damages arising out of their failure, through negligent or grossly negligent conduct, to satisfy their duty of care, which requires them to exercise informed business judgment. The liability of directors under the federal securities laws is not affected. A director may be liable for monetary damages only if a claimant can show receipt of financial benefit to which the director is not entitled, intentional infliction of harm on us or on our shareholders, a violation of the General Corporation law of the State of Delaware (dealing with unlawful distributions to shareholders effected by vote of directors), and any amended or successor provision thereto, or an intentional violation of criminal law.

      Our Restated and Amended Certificate of Incorporation also provide that we will indemnify each of our directors or officers, and their heirs, administrators, successors and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid or to be paid in settlement before or after suit is commenced, actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or which may be asserted against them or any of them by reason of being, or having been, directors or officers of the corporation, except in relation to such matters in which the director or officer is adjudged to be liable for his or her own negligence or misconduct in the performance of his or her duty.

      We have also entered into indemnification agreements with our directors and our senior executive officers. Under these agreements, we have agreed to indemnify each of them for all expenses, judgments, fines and settlement amounts they actually and reasonably incur in connection with any proceeding, actual or threatened, to which they are party, relating to any action taken by them or their failure to take any action in their capacity as an officer or director. We have also agreed to advance these expenses if they provide us with written affirmation of their good faith belief that they have met the standard of conduct required under the General Corporation Law of the State of Delaware and other applicable law.

      There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification. We are also not aware of any other threatened litigation or proceeding that may result in a claim for such indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or controlling persons under our articles of incorporation, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Delaware law

      We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person becomes an interested stockholder, unless:

      o our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

      o upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

      o on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested stockholder.

Section 203 defines a "business combination" to include:

      o any merger or consolidation involving us and the interested stockholder;

      o any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

      o in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

      o any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

      o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

      In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

Certificate of Incorporation and Bylaw Provisions

      Our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Skypath. First, our board can issue up to 5,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second our bylaws provide that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our bylaws provide that our board of directors may fix the number of directors by resolution. Third, our restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board.

      "Penny Stock" Rules May Make Buying Or Selling Our Common Stock Difficult. Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

      o make a suitability determination prior to selling a penny stock to the purchaser;

      o     receive the purchaser's written consent to the transaction; and

      o     provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              PLAN OF DISTRIBUTION

Shares Offered By Skypath Networks

      We are offering to sell, on a best efforts basis, up to 2,000,000 newly issued shares of our common stock at $1.00 per share. We have appointed ACAP Financial Inc. ("ACAP"), as our underwriter to sell up to 2,000,000 shares of common stock to the public on a "best efforts, all or none" basis for the first 500,000 shares and on a "best efforts" basis thereafter at the public offering price of $1.00 per share. There can be no assurance that any of these shares will be sold. If ACAP fails to sell a minimum of 500,000 of the offered shares within six months from the effective date of this Prospectus, the offering will be terminated and the subscription proceeds will be promptly refunded in full to subscribers, without interest thereon or any deductions therefrom.

      All subscription payments should be made payable to "Irwin Union Bank - Skypath Networks, Inc. - Escrow Account." All subscription payments will be deposited by noon of the business day following receipt and held in an escrow account at Irwin Union Bank, 224 South 200 West, Suite 100, Salt Lake City, Utah 84101, as escrow agent, pending the sale of a minimum of 500,000 shares within a six months period. The subscription proceeds will be withdrawn from the escrow account only for the purpose of purchasing the shares offered hereby, if a minimum of 500,000 shares offered hereunder are sold or for the purpose of refunding subscription payments to the subscribers.

      Subject to the sale of at least 500,000 shares, prior to the termination of this offering, we have agreed to pay to ACAP an Underwriting Commission of 10% of the total offering price ($.10 per share) or a minimum of $50,000 and a maximum of $200,000.

      We have agreed to pay to ACAP a non-accountable expense allowance of $10,000. ACAP's expenses, if any, which exceed the expense allowance, will be borne by ACAP. We will also pay for the expenses necessary to qualify the shares for sale in various states that the ACAP may designate.

      Officers and directors of the Company may purchase shares offered by the Company but are under no obligation to do so. Officers and directors may purchase shares for the sole purpose of assisting the Company to achieve the minimum offering amount. However, the Company will not sell more than 10% of the total shares sold in this offering to all officers and directors as a group. No officer or director has agreed to purchase any shares in the offering.

Underwriter's Shares

      Subject to the sale of at least 500,000 of the shares we are offering through ACAP, we have agreed to issue ACAP one share for every twenty shares sold in the offering.

Additional Matters

      ACAP may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc., and that such dealers may reallow concessions to certain other dealers who are members of the National Association of Securities Dealers, Inc. The amount of such concessions will be determined through negotiations between ACAP and the selected dealers or such selected dealers and other dealers, as the case may be.

      We and ACAP have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      Our management may provide ACAP with a list of certain persons, including our officers, directors and affiliates and others, whom our management believes may be interested in purchasing shares of our common stock in the offering. ACAP may sell the shares to such persons if such persons reside in a state where our common stock can be sold and where ACAP can sell the our shares. Such sales may be made for the express purpose of making sure that all shares offered hereby are sold. Any purchases made by officers, directors or affiliates will be for investment purposes and not for further distribution. ACAP will distribute the Shares according to ACAP's best business judgment and ACAP has no obligation to sell any of the Shares to any person. In no event will ACAP sell more than 10 percent of the Shares actually sold in the offering to our officers, directors or affiliates.

Selling Shareholders

      The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this Prospectus. The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Notwithstanding anything else contained in this section to the contrary, those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.

      The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

       The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares.

                              SELLING SHAREHOLDERS

      The following table details the name of each selling shareholders, the number of shares owned by the selling shareholder, and the number of shares that may be offered for resale under this Prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders. Except as indicated, none of the selling shareholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling shareholders have sole voting and investment power with their respective shares. he selling shareholders will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.

                                  Number of Common
                                 Shares Beneficially       Common Shares
Name of Selling Shareholder    Owned Prior to Offering    Offered Hereby  (1)
---------------------------    -----------------------    -------------------

Hyacinth Resources, Inc.                950,000                 95,000
Troika Capital, Inc.                    250,000                 25,000
David R. Paolo (2)                    2,000,000                500,000
John Tessatori (2)                      100,000                100,000
Arthur Claudio                          100,000                100,000
Anthony Catanni                          14,000                 14,000
Mario Cacchillo                          16,000                 16,000
Steven Conti                             10,000                 10,000
Frank and Rhonda Zammarelli              10,000                 10,000
Tsvi Gal                                 80,000                 30,000
Stephen D. Scharman (3)                  20,000                 20,000
Scott W. Corry (3)                       20,000                 20,000
Irwin Jacobson (3)                       20,000                 20,000
Cory Powers, IRA (3)                     10,000                 10,000
Mark Scharmann (3)                       20,000                 20,000
Michael Senglaub (3)                     30,000                 30,000
Jeffrey Senglaub                         10,000                 10,000
Curtis Kaminska (3)                      10,000                 10,000
Garry Bolinger (3)                       80,000                 80,000

      (1) The selling shareholders may, but are not required to, sell shares in connection with this offering.

      (2) Mr. Paolo and Mr. Claudio have material relationships with Skypath. Mr. Paolo is our CEO and Chairman, and Mr. Claudio is a director.

      (3) These shares are issuable upon the exercise of outstanding warrants. Such warrants are exercisable at $.50 per share

                              CERTAIN TRANSACTIONS

      We issued 50,000 shares of our common stock to each of our outside directors, Arthur Claudio, Jay Gould, Tsvi Gal and John Harwood. These shares were issued in consideration for each of these persons agreeing to serve as directors. These shares were valued at $.25 per share.

      In 2002, we issued 5,000,000 shares of our common stock to David Paolo our CEO and Chairman at a price of $.01 per share. Mr. Paolo subsequently transferred 3,000,000 of these shares to a family trust. These shares were issued in consideration of a promissory note. The promissory note was later deemed to be paid full in lieu of a cash bonus which was to be paid to Mr. Paolo.

      In 2002, we issued 100,000 shares of our common stock to Bradley Vogltance our secretary and a director of the Company at a price of $.01 per share. These shares were issued in consideration of a promissory note. The promissory note was later deemed to be paid full in lieu of a cash bonus which was to be paid to Mr. Vogltance.

      In 2002, we issued 400,000 shares of our common stock to Kevin Ethier for $8,000, or $.02 per share.

      On December 15, 2002, David R. Paolo transferred $27,000 in cash and other assets to our company and in consideration therefore, we issued him a promissory note in the amount of $102,000. The note is unsecured and bears interest at 9.25% per annum and is payable on demand.

                                LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

      We currently have 7,260,912 shares of our common stock issued and outstanding, of which we have registered 950,000 pursuant to the registration statement of which this prospectus is a part. We also have warrants outstanding which entitle the holders to acquire a total of 220,000 shares of our common stock. All 220,000 warrants shares have been registered pursuant to the Registration Statement of which this prospectus is a part.

      All of the shares offered by the Company and sold in this offering (minimum of 500,000 and a maximum of 2,000,000) will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" of Skypath Networks, Inc., as that term is defined in Rule 144 under the Securities Act. The shares offered by the selling shareholders may be sold as described in the "Selling Shareholders" section of this prospectus. The remaining 6,360,912 shares of common stock outstanding are "restricted securities" under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

      In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

      o     1% of the number of shares of common stock then outstanding, or

      o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

      Sales under Rule 144 are also governed by manner of sale provisions and notice requirements and current public information about us must be available.

      Our outstanding shares were issued between October 2002 and July 2003 and therefore, may be sold, subject to compliance with all of the applicable provisions of Rule 144, commencing between October 2003 and August 2004.

      In addition, a person who is deemed not to have been our affiliate at any time during the three months preceding a sale by him or her and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information we refer to above.

                                     EXPERTS

      Our December 31, 2002 financial statements and schedule included in this prospectus and in the registration statement have been audited by Prescott, Chatellier, Fontaine & Wilkinson, LLP, CPA's, independent certified public accountants, to the extent and for the periods detailed in their reports, and which appear in this prospectus and in the registration statement, and are included in reliance upon those reports given as a result of the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters in connection with this offering have been passed upon for us by the law firm of Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, Utah, 84102.

                       WHERE YOU CAN FIND MORE INFORMATION

      In connection with the units offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our units, shares and warrants, and us you should refer to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the Securities and Exchange Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC- 0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

        We intend to furnish our shareholders with annual reports containing financial statements audited by our independent certified public accountants.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------

                                     ASSETS

                                                                 June 30,    December 31,
                                                                   2003          2002
                                                                   ----          ----
                                                                (Unaudited)
Current assets:
  Marketable securities.......................................  $ 10,033      $  9,993
  Accounts receivable, net of allowance for doubtful accounts of $6,120 at June 30, 2003, and $9,300 at
    December 31, 2002.........................................    15,666        39,353
  Inventory...................................................     3,780
  Prepaid rent................................................     1,674
  Notes receivable - stock subscriptions......................    35,670        42,179
                                                                -----------------------
      Total current assets....................................    66,823        91,525

Property and equipment, at cost...............................    59,833        57,505
  Less:  accumulated depreciation.............................     8,989         2,959
                                                                -----------------------
      Net property and equipment..............................    50,844        54,546
                                                                -----------------------
      Total assets............................................  $117,667      $146,071
                                                                =======================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash overdraft..............................................  $  5,554      $  3,429
  Deferred revenue............................................    19,224        23,454
  Accounts payable............................................    21,807        24,661
  Accrued payroll and withholdings............................                     468
  Loan payable - stockholder..................................    39,216        54,383
                                                                -----------------------
      Total current liabilities...............................    85,801       106,395
                                                                -----------------------

Stockholders' equity:
  Common stock $.001 par value; 20,000,000 shares
   authorized; 5,680,912 Issued and outstanding as of June 30,
   2003, and 5,500,000 issued and outstanding as of
   December 31, 2002..........................................         1             1
  Additional paid-in-capital..................................   104,197        58,999
  Deficit accumulated during the development stage............   (72,332)      (19,324)
                                                                -----------------------
      Total stockholders' equity..............................    31,866        39,676
                                                                -----------------------

Commitments and contingencies (Notes 8 and 10)................
                                                                -----------------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $117,667       $146,071
                                                                =======================

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   CONSOLIDATED STATEMENT OF OPERATIONS AND
                  LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
             THREE MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED),
              SIX MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED),
                 AND PERIOD FROM INCEPTION, OCTOBER 1, 2002,
                          TO JUNE 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                  Three Month        Six Month     Period From Inception
                                                                 Period Ended      Period Ended     October 1, 2002, to
                                                                 June 30, 2003     June 30, 2003       June 30, 2003
                                                                 -------------     -------------       -------------

   Net sales...................................................  $  61,999        $    109,244           $ 169,054

   Cost of sales...............................................     50,555             101,142             153,782
                                                                 ---------------------------------------------------

   Gross profit................................................     11,444               8,102              15,272

   Selling, general and administrative expenses................     40,781              67,778              96,152
                                                                 ---------------------------------------------------

   Operating loss..............................................    (29,337)            (59,676)            (80,880)
                                                                 ---------------------------------------------------

   Other income (deductions):
     Interest income...........................................        729               1,507               4,771
     Dividend income...........................................         46                 102                 105
     Miscellaneous income......................................      4,007               7,282               7,282
     Interest expense..........................................     (1,009)             (2,223)             (3,610)
                                                                 ---------------------------------------------------
         Total.................................................      3,773               6,668               8,548
                                                                 ---------------------------------------------------

   Net loss....................................................    (25,564)            (53,008)            (72,332)
                                                                 ---------------------------------------------------

   Loss per common share.......................................       (.01)               (.01)

   Weighted average number of common shares outstanding........  5,565,052           5,532,526
                                                                 ===================================================

   Accumulated loss, beginning of period.......................  $ (46,768)       $    (19,324)

   Net loss....................................................    (25,564)            (53,008)            (72,332)
                                                                 ---------------------------------------------------

   Accumulated loss, end of period.............................  $ (72,332)       $    (72,332)           $(72,332)
                                                                 ===================================================

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             THREE MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED),
            SIX MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED), AND
                 AND PERIOD FROM INCEPTION, OCTOBER 1, 2002,
                          TO JUNE 30, 2003 (UNAUDITED)

--------------------------------------------------------------------------------

                                                                                                     Deficit
                                                                                                   Accumulated
                                                        Common Stock             Additional        During the
                                                        ------------               Paid-In         Development
                                                    Shares        Amount           Capital            Stage        Total
                                                    ------        ------           -------            -----        -----
    Balance at October 1, 2002..................

    Net loss, period from inception, October 1,
      2002, to December 31, 2002................                                                   $(19,324)    $(19,324)

    Issuance of common stock:
      October 1, 2002...........................  5,400,000       $5,400          $52,600                         58,000
      October 17, 2002..........................    100,000          100              900                          1,000
                                                 -----------------------------------------------------------------------

    Balance at December 31, 2002................  5,500,000        5,500           53,500           (19,324)      39,676

    Issuance of common stock January 15, 2003...     80,912           81           20,117                         20,198

    Net loss, January 1, 2003 to March 31, 2003.                                                    (27,444)     (27,444)
                                                 -----------------------------------------------------------------------

    Balance at March 31, 2003...................  5,580,912        5,581           73,617           (46,768)      32,430

    Issuance of common stock June 19, 2003......    100,000          100           24,900                         25,000

    Net loss, April 1, 2003 to June 30, 2003....                                                    (24,242)     (24,242)
                                                 -----------------------------------------------------------------------

    Balance at June 30, 2003.................... $5,680,912       $5,681          $98,517          $(71,010)   $  33,188
                                                 =======================================================================

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   CONSOLIDATED STATEMENT OF OPERATIONS AND
                  LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
             THREE MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED),
              SIX MONTH PERIOD ENDED JUNE 30, 2003 (UNAUDITED),
                 AND PERIOD FROM INCEPTION, OCTOBER 1, 2002,
                          TO JUNE 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                  Three Month        Six Month     Period From Inception
                                                                 Period Ended      Period Ended     October 1, 2002, to
                                                                 June 30, 2003     June 30, 2003       June 30, 2003
                                                                 -------------     -------------       -------------
   Cash flows from operating activities:
     Net loss..................................................   $(25,564)         $(53,008)            $(72,332)
     Adjustments to reconcile net loss to net cash used by
       operating activities: Depreciation......................      3,043             6,030                8,989
     Changes in assets and liabilities:
       Decrease (increase) in accounts receivable..............      2,584            23,687              (15,666)
       Increase in inventory...................................     (3,780)           (3,780)              (3,780)
       Increase (decrease) in prepaid rent.....................      8,374            (1,674)              (1,674)
       Increase (decrease) in deferred revenue.................    (11,553)           (4,230)              19,224
       Increase (decrease) in accounts payable.................     11,393            (2,854)              21,807
       Decrease in accrued payroll and withholdings............                         (468)
                                                                 --------------------------------------------------

   Net cash used by operating activities.......................    (15,503)          (36,297)             (43,432)
                                                                 --------------------------------------------------

   Cash flows from investing activities:
     Purchase of property and equipment........................                       (2,328)              (4,848)
     Purchase of investments, net..............................         (4)              (40)             (10,033)
                                                                 --------------------------------------------------
         Net cash provided (used) by investing activities......         (4)           (2,368)             (14,881)
                                                                 --------------------------------------------------

   Cash flows from financing activities:
     Borrowings on loan payable stockholder....................                                             7,000
     Payments on loan payable stockholder......................     (8,914)          (15,167)             (22,769)
     Increase (decrease) in notes receivable - stock
       subscriptions                                                  (725)            6,509              (35,670)
     Proceeds from purchase of common stock and contribution of
       capital                                                      25,000            45,198              104,198
                                                                 --------------------------------------------------
         Net cash provided by financing activities.............     15,361            36,540               52,759
                                                                 --------------------------------------------------

   Net increase in cash overdraft..............................       (146)           (2,125)              (5,554)

   Cash overdraft at beginning of period.......................     (5,408)           (3,429)
                                                                 --------------------------------------------------

   Cash overdraft at end of period.............................  $  (5,554)        $  (5,554)           $  (5,554)
                                                                 ==================================================

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Nature of Operations

            Skypath Networks, Inc. (the Company), a Delaware Corporation located in Warwick, Rhode Island, was incorporated August, 2001. The Company, a Mobile Virtual Network Operator, began active operations during October, 2002. Skypath Networks, Inc. is a nationwide provider of various wireless and mobile solution products and services designed to connect employees to the internal computer networks of their home or offices.

            During 2003, the Company formed a wholly owned subsidiary, Skypath Rhode Island, Inc. to engage in business operations from the Company's corporate headquarters located in Warwick, Rhode Island. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

      Basis of Presentation

            The financial information included herein is unaudited; however, the information reflects all adjustments that are, in the opinion of management, necessary to a fair presentation of the financial position, results of operations, stockholders' deficit, and cash flows for the interim periods.

      Cash and Cash Equivalents

            For the purpose of the statement of cash flows, the Company considers all items with a maturity of three months or less to be cash equivalents.

      Accounts Receivable

            The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past bad debt and collections and current credit conditions.

      Marketable Securities

            Marketable securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

      Income Taxes

            The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

--------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Revenue Recognition

            The Company recognizes revenue at the point of sale or as services have been performed and are billable. Revenues for wireless services are billed in advance and are recorded as deferred revenue. Revenue is reclassed from deferred revenue and recognized once the wireless service has been provided for the period specified within the sales agreement.

            Revenue for the sale of devices is recognized upon delivery of goods or invoicing of the sale to customers.

      Recently Issued Accounting Pronouncements

            In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

            In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25

            SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

            SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

--------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Recently Issued Accounting Pronouncements (Continued)

            The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

2.    Development Stage Operations

            The Company focuses its initial and principal efforts on establishing resources and technology to become a Mobile Virtual Network Operator. This technology will provide the delivery of personalized time-critical information to be sent to any mobile device running over any wireless network.

            While in the development stage, the Company has been involved in selling, supporting, coordinating, funding and developing activities for this technology.

3.    INVESTMENTS

            Investments as of June 30, 2003 are summarized as follows:

                                                                    Carrying
                                              Cost       Market      Value
                                              ----       ------      -----
            Smith Barney Adjustable Rate
              Income Fund Class L...........$10,105     $10,033     $10,033
                                            ===============================


4.    NOTES RECEIVABLE - STOCK SUBSCRIPTIONS

            Notes receivable - stock subscription represents various loans receivable and accrued interest from employees of the Company and investors issued in return for shares of common stock in their names, respectively. The notes are payable on demand with thirty days notice and are accruing interest at a rate of 9.25% annually. For the three-month period and six-month period ended June 30, 2003, interest in the amount of $725 and $1,491 was accrued on these notes receivable. Interest accrued since the date of the Company's inception, October 1, 2002, through June 30, 2003 was $4,670.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

-------------------------------------------------------------------------------

5.    PROPERTY AND EQUIPMENT

            A summary of property and equipment as of June 30, 2003 and December 31, 2002 is as follows:


                                               June 30, 2003   December 31, 2002
                                               -------------   -----------------
         Software..............................  $  2,520          $ 2,520
         Computer equipment....................    57,313           54,985
                                                 -------------------------

           Total property and equipment........  $ 59,833          $57,505
                                                 =========================


6.    Loan Payable - Stockholder

            Loan payable - stockholder represents a loan payable to the CEO of the Company in return for contributed fixed assets and initial working capital. The note is payable on demand with thirty days notice and is accruing interest at a rate of 9.25% annually. For the three-month period and six-month period ended June 30, 2003, interest in the amount of $1,172 and $2,116 was accrued on the outstanding balance. Interest accrued since the date of the Company's inception, October 1, 2002, through June 30, 2003 was $3,503.


7.    Stockholders' Equity

            The Company was originally incorporated with 1,500 shares of common stock authorized with a par value of $.001. Subsequent to June 30, 2003, the Company engaged in a 10,000 for 1 forward stock split and increased the number of shares of common stock authorized to 20,000,000. These statements have been prepared assuming that the split occurred at the date of inception.

            Also, subsequent to June 30, 2003, the Company authorized a class of preferred stock consisting of 5,000,000 shares with no par value and issuable as deemed appropriate by the Company's Board of Directors.

            During January, 2003, the Company exchanged 80,912 shares of its stock in exchange for rental payments totaling $20,198 through July, 2003. As of June 30, 2003, prepaid rent of $1,674 remains under this agreement.




                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

--------------------------------------------------------------------------------

8.    INCOME TAXES

            Due to the current period net operating loss incurred by the Company, no provision for income taxes has been recorded. The Company's net operating loss carryforward is approximately $19,000 at June 30, 2003, which expires in the year 2023. The components of the Company's deferred tax assets are as follows:


            Net operating loss carryfoward................. $19,000
            Valuation allowance............................ (19,000)
                                                            --------
                Net deferred tax assets.................... $     -
                                                            --------


            Due to the degree of uncertainty related to the ultimate use of the loss carryforward, the Company has fully reserved this tax benefit.

9.    COMMITMENTS AND CONTINGENCIES

            The Company leases its office space under a non-cancelable operating lease that expires January 31, 2006. In addition to the amount due for base rent, the Company is responsible for additional rent charges for operating and common area expenses. Approximate future minimum rental payments as of June 30, 2003 under this lease are as follows:

              Year Ending                               Amount

              December 31, 2003.....................  $ 30,450
              December 31, 2004.....................    60,900
              December 31, 2005.....................    62,700
              December 31, 2006.....................     5,200
                                                      --------

                Total...............................  $159,250
                                                      ========


            The Company has employment contracts with certain key management personnel. These contracts require severance payments, up to six years salary, to these employees for termination without cause.

            The Company has entered into an agreement with a credit card merchant whereby the merchant will provide certain processing services to the Company. As set forth within the agreement, the Company must establish a cash reserve in an interest bearing certificate of deposit in the amount of $10,000. The Company has pledged the amounts held as marketable securities to satisfy this agreement.

10.   SUPPLEMENTAL CASH FLOW INFORMATION

            The statement of cash flows for the period from inception, October 1, 2002, through June 30, 2003 excludes the effect of noncash investing and financing activities related to the contribution of property and equipment from a stockholder in return for a loan in the amount of approximately $54,985.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                  JUNE 30, 2003

--------------------------------------------------------------------------------

11.   SUBSEQUENT EVENTS

            Subsequent to the period ended June 30, 2003, the Company has begun the process of engaging in a private stock offering for up to $2,000,000 of common stock.

            Subsequent to the period ended June 30, 2003, the Company appointed three individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of the Company's stock as compensation at a fair market value of $12,500.

            Subsequent to the period ended June 30, 2003, the Company entered into an employment contract with a certain key employee. In return for services provided, 50,000 shares of stock were authorized to the employee.

            Subsequent to the period ended June 30, 2003, the Company received commitment letters from various investors for 1,580,000 shares of stock in return for $282,000. The Company has received $183,000 and is awaiting the remaining contribution of $99,000 at the maturity date as set forth in the executed subscription agreements.

            On October 25, 2003 proceeds of $110,000 have been raised by the sale of notes and warrants to various vendors during October 2003. Terms of the note and warrant purchase agreement require the repayment of $110,000 plus 12% accrued interest at the completion of 500,000 of proceeds raised in our public offering. The various lenders were also granted warrants to purchase 220,000 shares of common stock priced at .50 a share.

            The Company is in a developmental stage and is developing certain technologies, accumulating a customer base, and expecting to raise capital through a private stock offering. During this developmental stage the Company has been experiencing recurring net losses that has resulted in cash overdrafts and a deficit accumulated during the development stage within their stockholders' equity accounts. The ability of the Company to continue as a going concern and finish their developmental stage is contingent upon the success of the development of the technology for which the Company has based their service platform on, management's efforts to accumulate a strong customer base and control expenses to realize future income from operations and generate future cash flows, and the capability of the Company to raise a large amount of capital via the stock offering that the company is dependent on. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

12.   OTHER MATTERS

            The Company is in a developmental stage and is developing certain through technologies, accumulating a customer base, and expecting to raise capital a private stock offering. During this developmental stage the Company has been experiencing recurring net losses that have resulted in cash overdrafts and a deficit accumulated during the development stage within their stockholders' equity accounts. The ability of the Company to continue as a going concern and finish their developental stage is contingent upon the success of the development of the technology for which the Company has based their service platform on, management's efforts to accumulate a strong customer base and control expenses to realize future income from operations and generate future cash flows, and the capability of the Company to raise a large amount of capital via the stock offering that the company is dependent on. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                                     (CONCLUDED)

--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Skypath Networks, Inc.
Warwick, Rhode Island

We have audited the accompanying consolidated balance sheet of Skypath Networks, Inc. and subsidiary (a development stage company) (the "Company") as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the period from October 1, 2002 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the period from October 1, 2002 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage as of December 31, 2002. As discussed in Note 12 to the financial statements, successful completion of the Company's development programs and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of revenue adequate to support the Company's cost structure. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


October 20, 2003                   /s/
  Providence, Rhode Island         Prescott Chatellier Fontaine & Wilkinson, LLP

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2002

--------------------------------------------------------------------------------

                                     ASSETS

Current assets:
  Marketable securities..................................................... $   9,993
  Accounts receivable net of allowance for doubtful accounts of $9,300......    39,353
  Notes receivable - stock subscriptions....................................    42,179
                                                                             ---------
      Total current assets..................................................    91,525
                                                                             ---------

Property and equipment, at cost.............................................    57,505
  Less:  accumulated depreciation...........................................     2,959
                                                                             ---------
  Net property and equipment................................................    54,546
                                                                             ---------
      Total assets.......................................................... $ 146,071
                                                                             =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY



Current liabilities:
  Cash overdraft............................................................ $   3,429
  Deferred revenue..........................................................    23,454
  Accounts payable..........................................................    24,661
  Accrued payroll and withholdings..........................................       468
  Loan payable - stockholder................................................    54,383
                                                                             ---------
      Total current liabilities.............................................   106,395
                                                                             ---------

Stockholders' equity:
  Common stock, $.001 par value; 20,000,000 shares authorized;
    5,500,000 issued and outstanding........................................         1
  Additional paid-in-capital................................................    58,999
  Deficit accumulated during the development stage..........................   (19,324)
                                                                             ---------
      Total stockholders' equity............................................    39,676
                                                                             ---------

Commitments and contingencies (notes 8, 9 and 11)...........................

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............................ $ 146,071
                                                                             =========

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT.

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   CONSOLIDATED STATEMENT OF OPERATIONS AND
                  LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
         PERIOD FROM INCEPTION, OCTOBER 1, 2002 TO DECEMBER 31, 2002

--------------------------------------------------------------------------------


Net sales.........................................................  $    59,810

Cost of sales.....................................................       52,640
                                                                    -----------

Gross profit......................................................        7,170

Selling, general and administrative expense.......................       28,374
                                                                    -----------

Operating loss....................................................      (21,204)
                                                                    -----------

Other income (deductions):
  Interest income.................................................        3,264
  Dividend income.................................................            3
  Interest income.................................................       (1,387)
                                                                    -----------
      Total.......................................................        1,880
                                                                    -----------

Net loss..........................................................  $   (19,324)
                                                                    ===========

Loss per common share.............................................  $      (.01)

Weighted average number of common shares outstanding..............    5,500,000
                                                                    ===========

Accumulated loss, date of inception...............................

Net loss..........................................................      (19,324)
                                                                    -----------

Accumulated loss, end of period...................................  $   (19,324)
                                                                    ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT.

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY PERIOD FROM INDEPTION, OCTOBER 1, 2002 TO December 31, 2002

--------------------------------------------------------------------------------

                                                                                                     Deficit
                                                                                                   Accumulated
                                                        Common Stock             Additional        During the
                                                        ------------               Paid-In         Development
                                                    Shares        Amount           Capital            Stage        Total
                                                    ------        ------           -------            -----        -----

    Balance at October 1, 2002..................

    Net loss, period from inception, October 1,
      2002, to December 31, 2002................                                                     (19,324)     (19,324)

    Issuance of common stock:
      October 1, 2002...........................  5,400,000             1          57,999                          58,000
      October 17, 2002..........................    100,000                         1,000                           1,000
                                                 ------------------------------------------------------------------------

    Balance at December 31, 2002................ $5,500,000            $1         $58,999           $(19,324)     $39,676
                                                 ========================================================================






                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT.

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
         PERIOD FROM INCEPTION, OCTOBER 1, 2002 TO December 31, 2002

--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss..................................................................  $(19,324)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Deprecation.............................................................     2,959
    Changes in assets and liabilities:
      Increase in accounts receivable.......................................   (39,353)
      Increase in deferred revenue..........................................    23,454
      Increase in accounts payable..........................................    24,661
      Increase in accrued payroll and withholdings..........................       468
                                                                              ---------
      Net cash used by operating activities.................................    (7,135)
                                                                              ---------

Cash flows from investing activities:
  Purchase of property and equipment........................................    (2,520)
  Purchase of investments, net..............................................    (9,993)
                                                                              ---------
      Net cash used by investing activities.................................   (12,513)
                                                                              ---------

Cash flows from financing activities:
  Borrowings on loan payable stockholder....................................     7,000
  Payments on loan payable stockholder......................................    (7,602)
  Proceeds from purchase of common stock and contribution of capital........    59,000
  Increase in notes receivable - stock subscriptions........................   (42,179)
                                                                              ---------
      Net cash provided by financing activities.............................    16,219
                                                                              ---------

Net increase in cash overdraft..............................................    (3,429)

Cash overdraft at date of inception.........................................         .
                                                                              ---------

Cash overdraft at end of period.............................................  $  (3,429)
                                                                              =========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT.

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Nature of Operations

            Skypath Networks, Inc. (the Company), a Delaware Corporation located in Warwick, Rhode Island, was incorporated August, 2001. The Company, a Mobile Virtual Network Operator, began active operations during October, 2002. Skypath Networks, Inc. is a nationwide provider of various wireless and mobile solution products and services designed to connect employees to the internal computer networks of their home or offices.

      Cash and Cash Equivalents

            For the purpose of the statement of cash flows, the Company considers all items with a maturity of three months or less to be cash equivalents.

      Accounts Receivable

            The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past bad debt and collections and current credit conditions.

            The Company does not accrue interest on trade receivables. A receivable is considered past due if payment has not been received within stated terms. The Company will then exhaust all methods in-house to collect the receivable before turning the account over for collection. Once all practical resources to collect the receivable have been utilized without success, the receivable is deemed uncollectible and charged to bad debt expense.

      Depreciation

            Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets for financial reporting purposes.

      Concentrations of Credit Risk

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and investments. The Company maintains all cash deposits with financial institutions. The amounts on deposit in banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

            The amounts invested in mutual fund accounts are uninsured and subject to market fluctuations. Uninsured investments at December 31, 2002 were $9,993.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Advertising

            The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2002 was approximately $2,600.

      Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Marketable Securities

            Marketable securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

      Income Taxes

            The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      Revenue Recognition

            The Company recognizes revenue at the point of sale or as services have been performed and are billable. Revenues for wireless services are billed in advance and are recorded as deferred revenue. Revenue is reclassed from deferred revenue and recognized once the wireless service has been provided for the period specified within the sales agreement.

            Revenue for the sale of devices is recognized upon delivery of goods or invoicing of the sale to customers.

      Recently Issued Accounting Pronouncements

            In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

1.    Summary of Significant Accounting Policies

      Recently Issued Accounting Pronouncements (Continued)

            In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25

            SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

            SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

            The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

2.    DEVELOPMENT STAGE OPERATIONS

            The Company focuses its initial and principal efforts on establishing resources and technology to become a Mobile Virtual Network Operator. This technology will provide the delivery of personalized time-critical information to be sent to any mobile device running over the Company's wireless network.


            While in the development stage, the Company has been involved in selling, supporting, coordinating, funding and developing activities for this technology.


3.    INVESTMENTS


            Investments as of December 31, 2002 are summarized as follows:


                                                                     Carrying
                                              Cost       Market       Value
                                              ----       ------       -----

            Smith Barney Adjustable Rate
              Income Fund Class L...........$10,003      $9,993      $9,993
                                            ===============================


4.    NOTES RECEIVABLE - STOCK SUBSCRIPTIONS

            Notes receivable - stock subscription represents various loans receivable including $39,000 from employees of the Company and investors issued in return for shares of common stock in their names, respectively. The notes are payable on demand with thirty days notice and are accruing interest at a rate of 9.25% annually. For the year ended December 31, 2002, interest in the amount of $3,179 was accrued on these notes receivable.

5.    PROPERTY AND EQUIPMENT

            A summary of property and equipment as of December 31, 2002 is as follows:


            Software.......................................$  2,520
            Computer equipment.............................  54,985
                                                           --------

              Total property and equipment.................$ 57,505
                                                           ========



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

6.    LOAN PAYABLE - STOCKHOLDER

            Loan payable - stockholder represents a loan payable to the CEO of the Company in return for contributed fixed assets and initial working capital. The note is payable on demand with thirty days notice and is accruing interest at a rate of 9.25% annually. For the year ended December 31, 2002, interest in the amount of $1,387 has been accrued on the outstanding balance.

7.    Stockholders' Equity

            The Company was originally incorporated with 1,500 shares of common stock authorized with a par value of $.001. Subsequent to year-end, the Company engaged in a 10,000 for 1 forward stock split and increased the number of shares of common stock authorized to 20,000,000. These statements have been prepared assuming that the split occurred at the date of inception.

            Also, subsequent to year-end, the Company authorized a class of preferred stock consisting of 5,000,000 shares with no par value and issuable as deemed appropriate by the Company's Board of Directors.

8.    Income Taxes

            Due to the current year net operating loss incurred by the Company, no provision for income taxes has been recorded. The Company's net operating loss carryforward is approximately $9,900 at December 31, 2002, which expires in the year 2022. The components of the Company's deferred tax assets are as follows:

            Net operating loss carryfoward.................$ 3,000
            Valuation allowance............................ (3,000)
                                                           --------
                Net deferred tax assets....................$     -
                                                           --------


            Due to the degree of uncertainty related to the ultimate use of the loss carryforward, the Company has fully reserved this tax benefit.

9.    Commitments and Contingencies

            The Company has employment contracts with certain key management personnel. These contracts require severance payments, up to six years salary, to these employees for termination without cause.

            The Company has entered into an agreement with a credit card merchant whereby the merchant will provide certain processing services to the Company. As set forth within the agreement, the Company must establish a cash reserve in an interest bearing certificate of deposit in the amount of $10,000. The Company has pledged the amounts held as marketable securities to satisfy this agreement.




                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

10.   Supplemental Cash Flow Information

            The statement of cash flows for the year ended December 31, 2002 excludes the effect of noncash investing and financing activities related to the contribution of property and equipment from a stockholder in return for a loan in the amount of approximately $54,985.

11.   Subsequent Events

            Subsequent to year-end, the Company has begun the process of engaging in a private stock offering for up to $2,000,000 of common stock.

            Subsequent to year-end, the Company appointed three individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of the Company's stock as compensation at a fair market value of $12,500.

            Subsequent to year-end, the Company entered into an employment contract with a certain key employee. In return for services provided, 50,000 shares of stock were authorized to the employee.

         Subsequent to year-end, the Company received commitment letters from various investors for 1,550,000 shares of stock in return for $282,000. The Company has received $181,000 and is awaiting the remaining contribution of $99,000 at the maturity date as set forth in the executed subscription agreements.

         Subsequent to year-end, The Company entered into a non-cancelable operating lease agreement for office space that expires January 31, 2006. In addition to the amount due for base rent, the Company is responsible for additional rent charges for operating and common area expenses. Approximate future minimum rental payments under this lease are as follows:

              Year Ending                               Amount

              December 31, 2003.....................  $ 55,800
              December 31, 2004.....................    60,100
              December 31, 2005.....................    62,700
              December 31, 2006.....................     5,200
                                                      --------

                Total...............................  $183,800
                                                      ========


            Subsequent to year-end, the Company exchanged 80,912 shares of its stock in exchange for rental payments totaling $20,198 due during 2003.

            Subsequent to year-end, the Company formed a wholly owned subsidiary, Skypath Rhode Island, Inc. to engage in business operations from the Company's corporate headquarters located in Warwick, Rhode Island.

            On October 25, 2003 proceeds of $110,000 have been raised by the sale of notes and warrants to various vendors during October 2003. Terms of the note and warrant purchase agreement require the repayment of $110,000 plus 12% accrued interest at the completion of 500,000 of proceeds raised in our public offering. The various lenders were also granted warrants to purchase 220,000 shares of common stock priced at .50 a share.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                  Notes to CONSOLIDATED Financial Statements
                                December 31, 2002

--------------------------------------------------------------------------------

12.   OTHER MATTERS

            The Company is in a developmental stage and is developing certain technologies, accumulating a customer base, and expecting to raise capital through a private stock offering. During this developmental stage the Company has been experiencing recurring net losses that has resulted in cash overdrafts and a deficit accumulated during the development stage within their stockholders' equity accounts. The ability of the Company to continue as a going concern and finish their developmental stage is contingent upon the success of the development of the technology for which the Company has based their service platform on, management's efforts to accumulate a strong customer base and control expenses to realize future income from operations and generate future cash flows, and the capability of the Company to raise a large amount of capital via the stock offering that the company is dependent on. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




























                                                                     (CONCLUDED)

--------------------------------------------------------------------------------

Table of Contents
                                Page
Prospectus Summary.................2
Risk Factors.......................7              SKYPATH NETWORKS,
Forward-Looking Statements........15                     INC.
Use of Proceeds...................15
Dilution and Comparative
  Information.....................17
Market for Common Stock and
  Dividend Policy.................18
Managements Discussion and
  Analysis........................19
Business of Skypath Networks......26
Management........................38             2,000,000 SHARES OF
Management Compensation...........41                COMMON STOCK
Principal Shareholders............43
Description of Securities.........44            --------------------
Plan of Distribution..............49
Selling Shareholders..............52                PROSPECTUS
Certain Transactions..............53
Legal Proceedings.................53            --------------------
Shares Eligible for Future Sale...53
Experts...........................54
Legal Matters.....................55             ___________, 2003
Where You Can Find More
  Information.....................55
Financial Statements.............F-1



UNTIL ____________, 2003, ____ DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAYBE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      The Restated and Amended Certificate of Incorporation and the By-Laws of the Registrant provide that the directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in the best interests of the Registrant.

      The Registrant has entered into agreements to indemnify its directors and certain executive in addition to the indemnification provided for in the Restated Amended Certificate of Incorporation and By-Laws. These agreements, among other things, will indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

       Policies of insurance which may be obtained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

      The form of Underwriting Agreement filed as Exhibit 1.1 hereto provides for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

      We estimate that our expenses in connection with this registration statement will be as follows:

            Securities and Exchange Commission registration fee       $   300
            NASD Fee                                                      700*
            Blue Sky Fees and Expense                                   2,500*
            Legal fees and expenses                                    47,000*
            Underwriters expense allowance                             10,000
            Accounting fees and expenses                               25,000*
            Printing                                                    5,000*
            Transfer Agent Fees                                         2,000*
            Miscellaneous                                               1,500*
                                                                      --------

            Total                                                     $92,000*

            * Estimated

Item 26. Recent Sales of Unregistered Securities

      During the last three years, Skypath Networks, Inc. sold the securities listed below in unregistered transactions. Each of the sales was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended. No underwriting fee or other compensation was paid in connection with the issuance of shares or notes.

                                  Common Stock

Name                                  Date    Shares Issued (1)  Consideration

David R Paolo     (2)               11/02/02    2,000,000          $ 20,000
DRP Family Trust (3)                11/02/02    3,000,000          $ 30,000
Kevin Ethier                        12/04/02      400,000          $  8,000
Bradley Vogltance (4)               10/17/02      100,000          $  1,000
Michael Integlia, Jr.(5)             4/29/03       80,912          $ 20,228
Jay Gould (6)                        7/21/03       50,000          $ 12,500
Arthur Claudio (6)                   7/21/03       50,000          $ 12,500
John Harwood      (6)                7/21/03       50,000          $ 12,500
Hyacinth Resources, Inc. (7)         7/12/03      950,000          $ 95,000
Troika Capital    (8)                7/12/03      250,000          $ 25,000
John Tessatori                       7/12/03      100,000          $ 25,000
Frank & Rhonda Zammarelli             8/5/03       10,000          $  5,000
Steve Condi                           8/5/03       10,000          $  5,000
Anthony Cattani                       8/5/03       14,000          $  7,000
Mario Coacchillo                      8/5/03       16,000          $  8,000
Arthur Claudio                       8/10/03      100,000          $ 50,000
Tsvi Gal (6)                         9/15/03       50,000          $ 12,500

Tsvi Gal                             9/15/03       30,000          $ 15,000

Total                                           7,260,912

      1. Effective August 28, 2003, the Company effected a 10,000-for-1 forward split. All share amounts reflect the forward split.
      2. Issued pursuant to a promissory, the note was repaid in lieu of a bonus for services rendered.
      3. Issued pursuant to a promissory, the note was repaid in lieu of a cash bonus to David R. Paolo
      4. Issued pursuant to a promissory, the note was repaid as a bonus for services rendered
      5.    Shares were issued in consideration for rent credit
      6. These shares were issued as consideration for agreeing to serve on the Company's Board of Directors and were valued at $.25 per share.
      7. These shares were issued pursuant to a contract pursuant to which a down payment of $8,500 given to the Company and with the balance due on November 1, 2003. On November 1, 2003, the due date was extended to January 1, 2004.
      8. These shares were issued pursuant to a contract pursuant to which a down payment of $2,500 given to the Company and with the balance due November 1, 2003. On November 1, 2003, the due date was extended to January 1, 2004.

                                  Promissory Notes

      Skypath Networks borrowed funds from the lenders set forth below pursuant to promissory notes. As addition consideration for such loans, each lender was granted warrants to purchase shares of Skypath Network's common stock. Each lender was granted a warrant to purchase two shares of common stock for each dollar loaned to Skypath Networks. The warrants are exercisable at the price of $.50 per share.

Name                    Date of Loan            Loan Amount       Warrant Shares
----                    ------------            -----------       --------------
Stephen D. Scharman     October 2003            $ 10,000           20,000
Scott W. Corry          October 2003            $ 10,000           20,000
Irwin Jacobson          October 2003            $ 10,000           20,000
Cory Powers, IRA        October 2003            $  5,000           10,000
Mark Scharmann          October 2003            $ 10,000           20,000
Michael Senglaub        October 2003            $ 15,000           30,000
Jeffrey Senglaub        October 2003            $  5,000           10,000
Garry Bolinder          October 2003            $ 40,000           80,000
Curtis Kaminska         October 2003            $  5,000           10,000

Total                                           $110,000          220,000

Item 27.  Exhibits.

      The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

      Exhibit
      Number  Description
      ------  -----------
       1.1    Underwriting Agreement
       1.2    Form of Escrow Agreement
       1.3    Participating Dealers' Agreement
       3.1    Restated and Amended Certificate of Incorporation
       3.2    Bylaws
       4.1    Specimen common stock certificate
       5.1    Opinion Regarding Legality and Consent - Cohne, Rappaport & Segal
      10.1    Employment Agreement - David R. Paolo
      10.2    Employment Agreement - Ethier
      10.3    Employment Agreement - Cohen
      10.4    Wholesale Services Agreement - Choice One Communications
      10.5    Reseller Agreement for Messaging Services - Motient Communications
      10.6    Agreement - Weblink Wireless
      10.7    Telecommunications Services Agreement - Williams Communications
      10.8    Lease
      10.9    Form of Indemnity Agreement (Same for all officers  and directors)
      10.10   Promissory Note - Paolo
      10.11   Form Note and Warrant Purchase Agreement
      10.12   Form Warrant Agreement
      10.13   Form Promissory Note
      21.1    Subsidiaries of Registrant - NONE
      23.1    Consent of Prescott, Chatellier, Fontaine & Wilkinson, LLP
      24.1    Power of Attorney (Included on Signature Page)

Item 28.  Undertakings.

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) include any additional or changed material information with respect to the plan of distribution.

      2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Warwick, State of Rhode Island on November 5, 2003.

                                    SKYPATH NETWORKS, INC.

                                    By   /s/ David R. Paolo
                                         -------------------------
                                         David R. Paolo
                                         Chief Executive Officer
                                         President, Principal Executive Officer
                                         Principal Financial Officer
                                         Principal Accounting Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Paolo his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Date                       Title                Signature
            ----                       -----                ---------

            November 5, 2003        CEO/President/        /s/   David  R.  Paolo
                                    Director/Chairman     ----------------------
                                                          David R. Paolo

            November 5, 2003        Chief Operating       /s/  Kevin  Ethier
                                    Officer/Director      ----------------------
                                                          Kevin Ethier


            November 5, 2003        Secretary/Director    /s/ Bradley  Vogltance
                                                          ----------------------
                                                          Bradley  Vogltance

            November 5, 2003        Director              /s/ Arthur Claudio
                                                          ----------------------
                                                          Arthur Claudio

            November 5, 2003        Director              /s/ John B. Harwood
                                                          ----------------------
                                                          John B, Harwood

            November 5, 2003        Director              /s/ Jay Gould
                                                          ----------------------
                                                          Jay Gould

            November 5, 2003        Director              /s/ Tsvi Gal
                                                          ----------------------
                                                          Tsvi Gal